Exhibit 4.1

MASONITE INTERNATIONAL CORPORATION
Company
Guarantors party hereto
and

WELLS FARGO BANK, NATIONAL ASSOCIATION
Trustee

INDENTURE

Dated as of July 25, 2019

Senior Notes Due 2028

MASONITE INTERNATIONAL CORPORATION
Reconciliation and tie between Trust Indenture Act
of 1939 and Indenture, dated as of July 25, 2019

Trust Indenture Act Section	Indenture Section
§ 310 (a)(1)	608
(a)(2)	608
(a)(3)	N.A.
(a)(4)	N.A.
(b)	608, 609
§ 311 (a)	605
(b)	605
(c)	N.A.
§ 312 (a)	701
(b)	702
(c)	702
§ 313 (a)	703
(a)(4)	1008
(b)(1)	N.A.
(b)(2)	703
(c)(1)	102
(c)(2)	102
(d)	703
(e)	102
§ 314 (a)	1009
(b)	N.A.
(c)(1)	102
(c)(2)	102
(c)(3)	N.A.
(d)	N.A.
(e)	102
(f)	1017
§ 315 (a)	601
(b)	602
(c)	601
(d)	601
(e)	514
§ 316 (a) (last sentence)	101(“Outstanding”)
(a)(1)(A)	502, 512
(a)(1)(B)	513
(a)(2)	N.A.
(b)	508
(c)	104(d)
§ 317 (a)(1)	503
(a)(2)	504
(b)	1003
§ 318 (a)	111
N.A. means Not Applicable.

2

(continued)

(continued)

SECTION 904.	Effect of Amendments, Supplements or Waivers	76
SECTION 905.	Compliance with Trust Indenture Act	76
SECTION 906.	Reference in Notes to Supplemental Indentures	76
SECTION 907.	Notice of Supplemental Indentures	76

ARTICLE Ten COVENANTS		76

SECTION 1001.	Payment of Principal, Premium, if any, and Interest	76
SECTION 1002.	Maintenance of Office or Agency	76
SECTION 1003.	Money for Notes Payments to Be Held in Trust	77
SECTION 1004.	Corporate Existence	78
SECTION 1005.	Payment of Taxes and Other Claims	78
SECTION 1006.	Maintenance of Properties	78
SECTION 1007.	Insurance	78
SECTION 1008.	Statement by Officers as to Default	79
SECTION 1009.	Reports and Other Information	79
SECTION 1010.	Limitation on Restricted Payments	81
SECTION 1011.	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock	89
SECTION 1012.	Liens	95
SECTION 1013.	Limitations on Transactions with Affiliates	95
SECTION 1014.	Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries	98
SECTION 1015.	Limitation on Guarantees of Indebtedness by Restricted Subsidiaries	100
SECTION 1016.	Change of Control	101
SECTION 1017.	Asset Sales	103
SECTION 1018.	Limitation on Sale and Lease-Back Transactions	107
SECTION 1019.	Termination of Covenants	107
SECTION 1020.	Suspension of Covenants	108
SECTION 1021.	Restriction on Secured Debt	108

ARTICLE Eleven REDEMPTION OF NOTES		109

SECTION 1101.	Right of Redemption	109
SECTION 1102.	Applicability of Article	110
SECTION 1103.	Election to Redeem; Notice to Trustee	110
SECTION 1104.	Selection and Notice by Trustee of Notes to Be Redeemed	110
SECTION 1105.	Notice of Redemption	111
SECTION 1106.	Deposit of Redemption Price	112
SECTION 1107.	Notes Payable on Redemption Date	112
SECTION 1108.	Notes Redeemed or Purchased in Part	112

ARTICLE Twelve GUARANTEES		113

SECTION 1201.	Guarantees	113
SECTION 1202.	Severability	114
SECTION 1203.	Restricted Subsidiaries	115

(continued)

SECTION 1204.	Limitation of Guarantors’ Liability	115
SECTION 1205.	Contribution	116
SECTION 1206.	Subrogation	116
SECTION 1207.	Reinstatement	116
SECTION 1208.	Release of a Guarantor	116
SECTION 1209.	Benefits Acknowledged	117

ARTICLE Thirteen LEGAL DEFEASANCE AND COVENANT DEFEASANCE		117

SECTION 1301.	Company’s Option to Effect Legal Defeasance or Covenant Defeasance	117
SECTION 1302.	Legal Defeasance and Discharge	117
SECTION 1303.	Covenant Defeasance	118
SECTION 1304.	Conditions to Legal Defeasance or Covenant Defeasance	118
SECTION 1305.	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions	120
SECTION 1306.	Reinstatement	121

APPENDIX & EXHIBITS
Rule 144A / Regulation S / IAI Appendix
EXHIBIT 1 to Rule 144A / Regulation S / IAI Appendix – Form of Initial Note
EXHIBIT 2 to Rule 144A / Regulation S / IAI Appendix – Form of Transferee
Letter of Representation
EXHIBIT A – Form of Supplemental Indenture
EXHIBIT B – Form of Incumbency Certificate

INDENTURE dated as of July 25, 2019 (this “Indenture”), among MASONITE INTERNATIONAL CORPORATION, a British Columbia corporation (the “Company”), and certain of the Company’s direct and indirect Subsidiaries (as defined below), as guarantors, each named in the signature pages hereto (the “Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).
RECITALS
The Company has duly authorized the issuance of Senior Notes Due 2028 (the “Notes”) and has duly authorized the issuance of Notes of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.
Each of the Guarantors has duly authorized its Guarantee of the Notes and to provide therefor each of the Guarantors has duly authorized the execution and delivery of this Indenture.
All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company and to make this Indenture a valid and legally binding agreement of the Company, in accordance with their and its terms.
All things necessary have been done to make the Guarantees, upon execution and delivery of this Indenture, the valid obligations of each of the Guarantors and to make this Indenture a valid and legally binding agreement of each of the Guarantors, in accordance with their and its terms.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders, as follows:
ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
SECTION 101.  Rules of Construction and Incorporation by Reference of Trust Indenture Act. (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)    the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural and words in the plural include the singular;

(2)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);
(3)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(4)    all references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Indenture;
(5)    “or” is not exclusive;
(6)    “including” means including without limitation; and
(7)    all references to the date the Notes were originally issued shall refer to the Issue Date.
(b)    This Indenture is subject to the mandatory provisions of the TIA (as herein defined) which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
(1)    “Commission” means the SEC;
(2)    “indenture securities” means the Notes and the Guarantees;
(3)    “indenture security holder” means a Holder;
(4)    “indenture trustee” or “institutional trustee” means the Trustee; and
(5)    “obligor” on the indenture securities means the Company and each Guarantor and any other obligor on the indenture securities.
All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
SECTION 102.  Definitions.
“ABL Facility” means the second amended and restated credit agreement, dated as of January 31, 2019, by and among the Company, as Canadian borrower and parent borrower, Masonite Corporation and certain other Subsidiaries of Masonite Corporation set forth on the signature pages thereto, as U.S. borrowers, Premdor Crosby Limited and certain other Subsidiaries of Premdor Crosby Limited set forth on the signature pages thereto, as U.K. borrowers, Wells Fargo Bank, National Association, as administrative agent, and the other agents and lenders from time to time party thereto, including any notes, mortgages, hypothecs, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders, or otherwise and whether or not any such replacement, refunding, refinancing, amending, renewal, restatement, restructuring, increasing, supplemented or other modification occurs simultaneously with the termination or repayment of the ABL Facility or such successor agreement.
“Acquired Indebtedness” means, with respect to any specified Person,
(1)    Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of such specified Person; and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person; provided that any Indebtedness of such other Person that is extinguished, redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction pursuant to which such other Person becomes a Subsidiary of the specified Person will not be Acquired Indebtedness.
“Act”, when used with respect to any Holder, has the meaning specified in Section 105 of this Indenture.
“Additional Notes” means any Notes issued under this Indenture, having the same terms in all respects as the Initial Notes, except with respect to the date of issuance, issue price and accrued interest paid or payable on or prior to the first Interest Payment Date after the issuance of such Additional Notes.
“Adjusted Net Assets” has the meaning specified in Section 1205 of this Indenture.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Affiliate Transaction” has the meaning specified in Section 1013 of this Indenture.
“Agent” means any Note Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the Redemption Price of such Note on February 1, 2023, (such Redemption Price being set forth in the table appearing in Section 1101) plus (2) all required remaining scheduled interest payments due on such note through such date (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such note on such Redemption Date, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.
“Asset Sale” means
(1)    the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (other than by way of a Sale and Lease-Back Transaction that complies with Section 1018) of the Company or any Restricted Subsidiary (each referred to in this definition as a “disposition”); and
(2)    the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions, in each case, other than:
(a)    a disposition of cash, Cash Equivalents or Investment Grade Securities or surplus, damaged, obsolete, unmerchantable, idle or worn out property or assets in the ordinary course of business or any sale or disposition of property or assets in connection with scheduled turnarounds, maintenance and equipment and facility updates or any disposition of inventory or goods held for sale in the ordinary course of business;
(b)    the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described in Article Eight or in Section 1016;
(c)    the making of any Permitted Investment or the making of any Restricted Payment that is not prohibited by Section 1010;
(d)    any disposition of property or other assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $25 million;
(e)    any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or another Restricted Subsidiary or by the Company to a Restricted Subsidiary;

(f)    to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
(g)    the lease, assignment, license, sub-license or sub-lease of any real or personal property in the ordinary course of business;
(h)    any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(i)    foreclosures or governmental condemnations on assets;
(j)    sales of accounts receivable, or participations therein, in connection with any Receivables Facility;
(k)    the unwinding of any Hedging Obligations;
(l)    the sale, lease, assignment, license, sub-license or sublease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;
(m)    the licensing or sub-licensing of intellectual property in the ordinary course of business or consistent with past practice;
(n)    any sale or other disposition deemed to occur with creating, granting or perfecting a Lien not otherwise prohibited by this Indenture;
(o)    any exchange of assets (including a combination of assets and cash and Cash Equivalents) for Related Business Assets of comparable or greater market value or usefulness to the business of the Company and the Restricted Subsidiaries as a whole, as determined in good faith by the Company;
(p)    the creation or realization of any Lien permitted under this Indenture;
(q)    sales or dispositions of Equity Interests in Existing Joint Ventures;
(r)    the sale of Equity Interests in the Company or a Restricted Subsidiary to qualify directors where required by applicable law with respect to the ownership of Equity Interests in Foreign Subsidiaries;
(s)    dispositions of receivables pursuant to Factoring Arrangements, so long as (x) such receivables are sold at no less than the fair market value thereof (which may include a discount customary for transactions of this type) and at least 90% of the consideration therefore is cash or Cash Equivalents and (y) any such Factoring Agreement constitutes a “true sale” transaction and not a financing transaction;

(t)    the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;
(u)    dispositions of non-core assets (which may include real property) acquired in an acquisition permitted under this Indenture to the extent such acquisition was consummated within three years of the proposed disposition, in an aggregate amount not to exceed 10.0% of EBITDA on a consolidated basis for the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination; and
(v)    the sale, transfer or disposition of the Ukiah, California; Stockton, California; Denmark, South Carolina and Limon/Guapiles, Costa Rica properties.
“Asset Sale Offer” has the meaning specified in Section 1017 of this Indenture.
“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the cash interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”
“Authenticating Agent” has the meaning specified in Section 612 of this Indenture.
“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation;
(2)    with respect to a partnership, the board of directors of the general partner of the partnership; and
(3)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Board Resolution” means, with respect to the Company, a duly adopted resolution of the Board of Directors of the Company or any committee thereof.

“Business Day” means each day that is not a Legal Holiday.
“Canadian Subsidiary” means any Wholly-Owned Subsidiary of the Company that is an entity organized or existing under the laws of Canada.
“Capital Stock” means
(1)    in the case of a corporation, corporate stock,
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of the issuing Person.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
“Cash Equivalents” means, as to any Person,
(1)    securities issued or directly and fully guaranteed or insured by the United States or any agency, instrumentality or sponsored corporation thereof and backed by the full faith and credit of the United States, and in each case having maturities of not more than 12 months from the date of acquisition;
(2)    U.S. Dollar denominated time deposits, certificates of deposit, overnight bank deposits and bankers’ acceptances having maturities within one year from the date of acquisition thereof issued by any lender under the ABL Facility or any commercial bank of recognized standing, having capital and surplus in excess of $250,000,000;
(3)    repurchase obligations for underlying securities of the types described in clauses (1) and (2) above and entered into with any commercial bank meeting the qualifications specified in clause (2) above;
(4)    other investment instruments having maturities within 180 days from the date of acquisition thereof offered or sponsored by financial institutions having capital and surplus in excess of $500,000,000;

(5)    readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having maturities within 180 days from the date of acquisition thereof and having, at the time of acquisition thereof, one of the two highest rating categories obtainable from either Moody’s or S&P (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency);
(6)    commercial paper rated, at the time of acquisition thereof, at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), in each case maturing within one year after the date of acquisition;
(7)    investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (6) above;
(8)    repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;
(9)    in the case of any Foreign Subsidiary of the Company, (x) certificates of deposit or bankers’ acceptances, in each case maturing not more than one year from the date of acquisition by such Foreign Subsidiary, of any bank organized under the laws of the United States, Canada, Chile, Japan, Mexico or any country that is, or was as of the Issue Date, a member of the European economic and monetary union and either (i) whose short term commercial paper, at the time of acquisition thereof, is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), or, if no such commercial paper rating is available, a long-term debt rating, at the time of acquisition thereof, of at least A or the equivalent thereof by S&P or at least A-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), or (ii) having capital and surplus in excess of $100,000,000, (y) overnight deposits and demand deposit accounts maintained with any bank that such Foreign Subsidiary regularly transacts business and (z) securities of the type and maturity described in clause (1) above but issued by the principal governmental authority in which such Foreign Subsidiary is organized so long as such security has the highest rating available from either S&P or Moody’s;
(10)    Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of one year or less from the date of acquisition; and

(11)    U.S. Dollars, Canadian dollars, Japanese yen, pounds sterling, Euros or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business.
“Change of Control” means the occurrence of any of the following:
(1)    the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, or
(2)    the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies;
provided, however, that (1) a transaction in which any direct or indirect parent of the Company becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “Other Person”) shall not constitute a Change of Control if (a) the shareholders of such parent immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of such parent, immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than the Other Person (but including the holders of the Equity Interests of the Other Person), “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Other Person; (2) any holding company whose only significant asset is Capital Stock of the Company or any direct or indirect parent of the Company shall not itself be considered a “person” or “group” for purposes of this definition; (3) the transfer of assets between or among the Restricted Subsidiaries and the Company in accordance with the terms of this Indenture shall not itself constitute a Change of Control; and (4) a “person” or “group” shall not be deemed to have beneficial ownership of securities (or “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act)) subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.
For the avoidance of doubt, the merger, other consolidation or amalgamation of the Company with or into any Restricted Subsidiary shall not constitute a Change of Control.
“Change of Control Offer” has the meaning specified in Section 1016 of this Indenture.
“Change of Control Payment” has the meaning specified in Section 1016 of this Indenture.
“Change of Control Payment Date” has the meaning specified in Section 1016 of this Indenture.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“Company” has the meaning set forth in the first paragraph of this Indenture; provided that when used in the context of determining the fair market value of an asset or liability under this Indenture, “Company” shall, unless otherwise expressly stated, be deemed to mean the Board of Directors of the Company when the fair market value of such asset or liability is equal to or in excess of $50 million.
“Company Request” or “Company Order” means a written request or order signed in the name of the Company by two Officers or one Officer who is the Treasurer of the Company, and delivered to the Trustee.
“consolidated” or “Consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.
“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and other related noncash charges of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(a)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income, including

(1)    amortization of original issue discount resulting from the issuance of Indebtedness at less than par,
(2)    all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances,
(3)    noncash interest payments (but excluding any noncash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP),
(4)    the interest component of Capitalized Lease Obligations and
(5)    net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (i) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (ii) any expensing of bridge, commitment and other financing fees and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility; plus
(b)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less
(c)    interest income for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication:
(1)    any net after-tax extraordinary gains or losses or any non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including, but not limited to, any expenses relating to severance, relocation and one-time compensation charges and any expenses directly attributable to the implementation of cost-saving initiatives) shall be excluded;
(2)    the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with GAAP;
(3)    any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;

(4)    any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded;
(5)    the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (subject in the case of dividends, distributions or other payments made to a Restricted Subsidiary to the limitations contained in clause (6) below);
(6)    solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of Section 1010, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;
(7)    any increase in amortization or depreciation or other noncash charges resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded;
(8)    any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;
(9)    any impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;
(10)    any net gain or loss resulting in such period from Hedging Obligations shall be excluded; and

(11)    any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness, including intercompany indebtedness, shall be excluded.
Notwithstanding the foregoing, for the purpose of Section 1010 only (other than clause (c)(4) of Section 1010(a)), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and the Restricted Subsidiaries, any repayments to the Company or a Restricted Subsidiary of loans and advances that constitute Restricted Investments, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) of Section 1010(a).
“Consolidated Total Assets” means, as of any date of determination, the total assets, reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the most recent fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.
“Consolidated Total Debt Ratio” means, at the end of a fiscal quarter for which internal financial statements are available, the ratio of (a) Consolidated Total Indebtedness as of such date, to (b) the aggregate amount of EBITDA of the Company and the Restricted Subsidiaries for the period of four consecutive fiscal quarters ended at the end of such quarter (incorporating such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio with such calculations made in good faith by a responsible financial or accounting officer of the Company).
“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations, Attributable Debt in respect of Sale and Lease-Back Transactions and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (and excluding (x) any undrawn letters of credit, (y) all obligations relating to Receivables Facilities and (z) any intercompany Indebtedness) and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and all Disqualified Stock and Preferred Stock of the Restricted Subsidiaries (excluding items eliminated in consolidation), with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined on a consolidated basis, and only to the extent required to be recorded on a balance sheet, in accordance with GAAP.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,
(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(2)    to advance or supply funds
(A)    for the purchase or payment of any such primary obligation or
(B)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Corporate Trust Office” means the designated corporate trust office of the Trustee currently located at (i) for registrar and paying agent functions, Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services – Masonite International and (ii) for all other purposes 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Trust Services – Masonite International, or such other office, designated by the Trustee by written notice to the Company, at which at any particular time its corporate trust business shall be administered.
“Covenant Defeasance” has the meaning set forth in Section 1303 of this Indenture.
“Covenant Suspension Date” has the meaning set forth in Section 1020(a)(2) of this Indenture.
“Covenant Termination Date” has the meaning set forth in Section 1019(a) of this Indenture.

“Credit Facilities” means if designated by the Company to be included in the definition of Credit Facilities (1) one or more credit facilities (including, without limitation, the ABL Facility), credit agreements, loan agreements or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or interests in receivables to such lenders or other persons or to special purpose entities formed to borrow from such lenders or other persons against such receivables or sell such receivables or interests in receivables, and including any Receivables Facility), letters of credit or other borrowings, including any mortgages, hypothecs, guarantees, collateral documents, instruments and agreements executed in connection therewith, (2) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (3) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers, guarantors or lenders or group of lenders, and, in each case, as amended, modified, renewed, refunded, restated, replaced or refinanced in whole or in part from time to time by other Indebtedness.
“Debtor Relief Laws” means any applicable law relating to liquidation, bankruptcy, insolvency, assignment for the benefit of creditors, moratorium, receivership, winding-up, dissolution, reorganization, restructuring, recapitalization, arrangement or rearrangement, or other similar debtor relief law from time to time in effect, including the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Business Corporations Act (British Columbia), the Canada Business Corporations Act (Canada), and any Bankruptcy Laws.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Defaulted Interest” has the meaning specified in Section 306(b) of this Indenture.
“Depositary” means The Depository Trust Company, its nominees and their respective successors.
“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of the Company (or a parent company thereof), less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock), other than as a result of a Change of Control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the Notes and the date the Notes are no longer outstanding; provided that if such Capital Stock is issued pursuant to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“DTC” means the Depository Trust Company.
“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,
(1)    increased by (without duplication):
(a)    consolidated Fixed Charges of such Person for such period to the extent the same was deducted in computing Consolidated Net Income; plus
(b)    lease expense in respect of synthetic lease obligations, Sale and Lease-Back Transactions and other indebtedness accounted for as operating leases under GAAP; plus
(c)    provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income; plus
(d)    Consolidated Depreciation and Amortization Expense of such Person for such period to the extent deducted in computing Consolidated Net Income; plus
(e)    other non-cash items (other than any such non-cash items to the extent it represents amortization of a prepaid cash expense that was paid in a prior period or an accrual of or reserve for cash expenditures in any future period), including without limitation non-cash rent expense, non-cash expense from any employee benefit plan or stock option plan, non-cash loss on sale or disposition of assets, non-cash loss from impairment of assets and non-cash expenditures arising out of purchase accounting adjustments with respect to re-valuing assets and liabilities; plus
(f)    [reserved]
(g)    any fees, costs, expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (in each case, whether or not successful), including without limitation (i) such fees, expenses or charges related to the offering of the Notes and the ABL Facility, any dividend, recapitalization or other transactions effecting the return of capital to shareholders and any SEC registration and (ii) any amendment or modification of the Notes and the ABL Facility; plus
(h)    the amount of any restructuring charge, integration costs or other business optimization expenses or reserve deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date, and fees and expenses in connection with plant closures and layoffs; plus
(i)    the amount of cost savings projected by the Company in good faith to be realized as a result of actions taken or expected to be taken prior to or during such period (calculated on a pro forma basis as though such cost savings, operational improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings, operational improvements and synergies are reasonably identifiable and factually supportable and (y) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed the greater of (i) $10 million and (ii) 10.0% of EBITDA on a consolidated basis for the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus
(j)    any costs or expenses incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of issuance of Equity Interests of the Company (other than Disqualified Stock that is Preferred Stock); plus
(k)    the amount of any minority interest expense deducted in computing Consolidated Net Income; plus
(l)    to the extent actually reimbursed (and to the extent such reimbursement proceeds are not included in calculating Consolidated Net Income), expenses incurred to the extent covered by indemnification provisions in any agreement in connection with an acquisition; plus
(m)    any write offs, write downs or other noncash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; and

(2)    decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in computing EBITDA in accordance with this definition).
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Equity Offering” means any public or private sale of common shares or Preferred Stock of the Company or any of its direct or indirect parent companies (excluding Disqualified Stock), other than (i) public offerings with respect to the Company’s or any direct or indirect parent company’s common shares registered on Form S-4 or Form S-8 and (ii) an issuance to any Subsidiary of the Company.
“Event of Default” has the meaning specified in Section 501 of this Indenture.
“Excess Proceeds” has the meaning specified in Section 1017(c) of this Indenture.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Existing Indebtedness” means Indebtedness of the Company or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.
“Existing Joint Ventures” means joint ventures in existence on the Issue Date.
“Existing Notes” means the $300 million aggregate principal amount outstanding of 5.75% Senior Notes due 2026, issued by the Company under that certain indenture dated as of August 27, 2018.
“Factoring Arrangement” means with respect to receivables owing from (x) either Home Depot, Inc. or Lowe’s Companies, Inc. or any of their respective subsidiaries or (y) any other Person identified by the Company, a sale of such receivables by the Company or a Restricted Subsidiary to a third Person who is not an Affiliate of the Company on a non-recourse basis (except for customary representations, warranties, covenants and indemnities made in connection with such arrangements).
“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility that has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishing of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period (the “reference period”).
For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charges and the change in EBITDA resulting therefrom) had occurred on the first day of the reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the reference period.
For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event.
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.
“Fixed Charges” means, with respect to any Person for any period, the sum of

(a)    Consolidated Interest Expense of such Person for such period,
(b)    all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock made during such period, and
(c)    all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.
“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof.
“GAAP” means generally accepted accounting principles in the United States of America that are in effect as of August 27, 2018. At any time after the date of this Indenture, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.
“Government Securities” means securities that are
(a)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(b)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, and, when used as a verb, shall have a corresponding meaning.

“Guarantee” means a guarantee of all the obligations under this Indenture and the Notes.
“Guarantor” means Masonite Luxembourg S.à r.l, a private limited liability company organized under the laws of Luxembourg, having its registered office at 20, rue des Peupliers, L-2328 Luxembourg, 0993477 B.C. Unlimited Liability Company, a corporation governed by the Business Corporations Act (British Columbia), Crown Door Corporation, a corporation governed by the Canada Business Corporations Act, and each Restricted Subsidiary in existence on the Issue Date that provides a Guarantee on the Issue Date (and any other Restricted Subsidiary that provides a Guarantee in accordance with this Indenture, regardless of whether such Guarantee is required by the terms of this Indenture) provided that upon release or discharge of such Restricted Subsidiary from its Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Guarantor.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements, in each case designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.
“Holder” means the Person in whose name a Note is registered on the Registrar’s books.
“incur” has the meaning specified in Section 1011(a) of this Indenture.
“incurrence” has the meaning specified in Section 1011(a) of this Indenture.
“Indebtedness” means, with respect to any Person:
(a)    any indebtedness (including principal and premium) of such Person, whether or not contingent:
(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof);
(3)    representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business; or
(4)    representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(b)    to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business;
(c)    to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien on any asset owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness will be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured; and
(d)    Attributable Debt in respect of Sale and Lease-Back Transactions;
provided, however, that notwithstanding the foregoing, Indebtedness will be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business; (B) Obligations under, or in respect of, Receivables Facilities and Factoring Agreements; (C) any operating leases as such an instrument would be determined in accordance with GAAP on the date of this Indenture, (D) in connection with the purchase by the Company or its Restricted Subsidiaries of any business, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing unless such payments are required under GAAP to appear as a liability on the balance sheet (excluding the footnotes), (E) deferred or prepaid revenues, (F) any Capital Stock other than Disqualified Stock or (G) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the respective seller.
“Indenture” has the meaning stated in the preamble of this instrument and more particularly means this instrument as originally executed, and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be part of and govern this instrument and any such supplemental indenture, respectively.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged and that is independent of the Company and its Affiliates.

“Initial Notes” means the Company’s Senior Notes due 2028 issued on the Issue Date.
“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.
“Investment Grade Rating” means a rating of Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 3(a)(62) under the Exchange Act selected by the Company as a replacement agency).
“Investment Grade Securities” means:
(1)    securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents);
(2)    debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;
(3)    investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution; and
(4)    corresponding instruments in countries other than the United States of America customarily utilized for high quality investments.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 1010:
(1)    “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a

Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
(x)    the Company’s “Investment” in such Subsidiary at the time of such redesignation; less
(y)    the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and
(2)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.
“Issue Date” means July 25, 2019.
“Legal Defeasance” has the meaning specified in Section 1302 of this Indenture.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York, Canada or a place of payment.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Luxembourg” means the Grand Duchy of Luxembourg.
“Luxembourg Guarantor” means Masonite Luxembourg S.à.r.l., a public limited liability company (société anonyme) organised under the laws of Luxembourg, having its registered office at 16, Avenue Pasteur, L-2310 Luxembourg and being registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 88.921.
“Masonite Corporation” means Masonite Corporation, a Delaware corporation.
“Maturity”, when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Maturity Date” means February 1, 2028.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes or repatriation costs paid or payable as a result thereof (after taking into account any available tax or other credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness required (other than by Section 1017(b)(1)) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or a Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
“Non-Payment Default” means an Event of Default other than a Payment Default.
“Note Register” and “Note Registrar” have the respective meanings specified in Section 304.
“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes of this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), guarantees of payment, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnification in favor of the Trustee and any other third parties other than the Holders.

“Offering Memorandum” means the final Offering Memorandum dated July 11, 2019 relating to the offering of the Initial Notes.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.
“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in this Indenture.
“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.
“Outstanding” or “Outstanding Notes”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
(1)    Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(2)    Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
(3)    Notes, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected Legal Defeasance or Covenant Defeasance as provided in Article Thirteen; and
(4)    Notes which have been paid pursuant to Section 305 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.
“Permitted Investments” means:
(a)    any Investment in the Company or any Restricted Subsidiary, including, without limitation, a repurchase or retirement of the Notes;
(b)    any Investment in an Unrestricted Subsidiary, when taken together with all other Investments pursuant to this clause (b) then outstanding, not to exceed $50 million; provided, however, that if any Investment pursuant to this clause (b) is made in any Person that is an Unrestricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date in accordance with the terms of this Indenture, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (b) for so long as such Person continues to be a Restricted Subsidiary;
(c)    any Investment in cash and Cash Equivalents or Investment Grade Securities;
(d)    (i) any Investment by the Company or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment
(1)    such Person becomes a Restricted Subsidiary; or
(2)    such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and
(ii)    any Investment held by such Person;
(e)    any Investment in a Permitted Joint Venture, when taken together with all other Investments made pursuant to this clause (e) that are at the time outstanding, not to exceed the greater of (x) $150 million and (y) 9.0% of Consolidated Total Assets;
(f)    any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 1017 or any other disposition of assets not constituting an Asset Sale;
(g)    any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date;
(h)    loans and advances to, and guarantees of Indebtedness of, employees of the Company (or any of its direct or indirect parent companies) or a Restricted Subsidiary not in excess of $15 million outstanding at any one time, in the aggregate;
(i)    any Investment acquired by the Company or any Restricted Subsidiary
(1)    (x) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable or (y) in good faith settlement of delinquent obligations of, and other disputes with, customers, trade debtors, licensors, licensees and suppliers arising in the ordinary course; or
(2)    as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(j)    Hedging Obligations permitted under Section 1011(b)(10);
(k)    loans and advances to officers, directors and employees of the Company (or any of its direct or indirect parent companies) or a Restricted Subsidiary for business-related travel expenses (including entertainment expenses), moving expenses, tax advances, payroll advances and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent company thereof under compensation plans approved by the Board of Directors of the Company in good faith;
(l)    Investments the payment for which consists of Equity Interests of the Company, or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under Section 1010(a)(c);
(m)    guarantees of Indebtedness permitted under Section 1011 and performance guarantees in the ordinary course of business;
(n)    any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 1013(b) (except transactions described in Section 1013(b)(2));

(o)    Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(p)    Investments relating to a Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such Investments are necessary or advisable (in the good faith determination of the Company) to effect such Receivables Facility;
(q)    additional Investments having an aggregate fair market value, taken together with all other Investments made since the Issue Date pursuant to this clause (q) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $200 million and (y) 12.0% of Consolidated Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(r)    Investments consisting of extensions of credit in the nature of accounts receivable or Notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(s)    receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;
(t)    advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business; and
(u)    the acquisition of assets or Capital Stock solely in exchange for the issuance of common equity securities of the Company.
“Permitted Joint Venture” means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) in which the Company or any of its Restricted Subsidiaries is a joint venturer; provided, however, that (a) the joint venture is primarily engaged in a Similar Business and (b) the Company or a Restricted Subsidiary is required by the governing documents of the joint venture or an agreement with the other parties to the joint venture to participate in the management of such joint venture as a member of such joint venture’s Board of Directors or otherwise.
“Permitted Liens” means, with respect to any Person:

(1)    Liens to secure Indebtedness incurred pursuant to Credit Facilities not to exceed the greater of (a) the aggregate amount of Indebtedness permitted to be incurred pursuant to Section 1011(b)(1); and (b) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was incurred and after giving effect to the incurrence of such Indebtedness, would not cause the Secured Leverage Ratio of the Company and the Restricted Subsidiaries to exceed 3.75 to 1.0;
(2)    pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits, prepayments or cash pledges to secure bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. or Canadian government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;
(3)    Liens imposed by law, such as landlords’, carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, in each case, for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(4)    Liens for taxes, assessments, judgments or other governmental charges or claims not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(5)    licenses of intellectual property in the ordinary course of business;
(6)    Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
(7)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA or by the PBA;
(8)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(9)    Liens arising from the filing of precautionary Uniform Commercial Code or PPSA financing statements or recordations relating solely to non-owned assets, including Operating Leases not prohibited by this Agreement;
(10)    Liens on Receivables and related property sold pursuant to Factoring Arrangements;
(11)    minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case, which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(12)    Liens existing on the Issue Date;
(13)    Liens securing Hedging Obligations;
(14)    Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than the proceeds or products of such property or shares of stock or improvements thereon);
(15)    Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than the proceeds or products of such property or shares of stock or improvements thereon);
(16)    Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with Section 1011;
(17)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18)    leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries and do not secure any Indebtedness;
(19)    Liens arising from financing statement filings under the Uniform Commercial Code or similar state or provincial laws regarding (i) operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business and (ii) goods consigned or entrusted to or bailed with a Person in connection with the processing, reprocessing, recycling or tolling of such goods;
(20)    Liens in favor of the Company or any Guarantor;
(21)    Liens on inventory or equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the client at which such inventory or equipment is located;
(22)    Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;
(23)    Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (12), (13) and (15) and the following clause (24); provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus proceeds or products of such property or improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clauses (1), (12), (13) and the following clause (24) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
(24)    Liens securing Indebtedness permitted to be incurred pursuant to Section 1011(b)(14); provided that such Liens are solely on acquired property or assets of the acquired entity (and proceeds or products of such property or assets or improvements of such property or assets), as the case may be;
(25)    deposits in the ordinary course of business to secure liability to insurance carriers;
(26)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 501(5) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
(27)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation or exportation of goods in the ordinary course of business;
(28)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(29)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;
(30)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 1011; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;
(31)    other Liens since the Issue Date securing obligations which obligations at the time outstanding do not exceed (x) $150 million or (y) 9.0% of Consolidated Total Assets;
(32)    restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements; and
(33)    customary options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“PPSA” shall mean the Personal Property Security Act (or any similar or equivalent or successor statutes), including the regulations thereto, as the same may, from time to time, be in effect in the Province of British Columbia or any other applicable province or territory in Canada.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 305 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.
“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
“Principal Property” means the land, improvements, buildings, fixtures and equipment (including any leasehold interest therein) constituting the Company’s principal corporate office, any manufacturing plant, or any manufacturing, distribution or research facility (in each case, whether now owned or hereafter acquired) which is owned or leased by the Company or any Restricted Subsidiary, unless the Company’s Board of Directors has determined in good faith that such office, plant or facility is not of material importance to the total business conducted by the Company and its Subsidiaries taken as a whole.
“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.
“Rating Agencies” means Moody’s and S&P or, if Moody’s or S&P or both shall not make a rating on the notes publicly available, any other “nationally recognized statistical rating organization” within the meaning of Rule 3(a)(62) under the Exchange Act selected by the Company as a replacement agency, which shall be substituted for Moody’s or S&P or both, as the case may be.
“Ratings Decline” means the occurrence of a decrease in the rating of the notes by any Rating Agency, within 60 days after the earliest to occur of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention by the Company to effect a Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any such Rating Agency); provided, however, that notwithstanding the foregoing, a Ratings Decline shall not be deemed to have occurred so long as the notes have an Investment Grade Rating from both Rating Agencies.
“Receivables Facility” means one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted

Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.
“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.
“Receivables Subsidiary” means any Subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Receivables Facilities.
“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
“Reference Date” means March 23, 2015.
“Refinancing Indebtedness” has the meaning specified in Section 1011 of this Indenture.
“Regular Record Date” has the meaning specified in Section 202 of this Indenture.
“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
“Responsible Officer”, when used with respect to the Trustee, means any vice president, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above‑designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and in each case who shall have direct responsibility for the administration of this Indenture.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Payments” has the meaning specified in Section 1010 of this Indenture.
“Restricted Subsidiary” means Magna Foremost Sdn. Bld., a corporation incorporated under the laws of Malaysia, and, at any time, any direct or indirect Subsidiary of the

Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”
“Retired Capital Stock” has the meaning specified in Section 1010(b)(2) of this Indenture.
“Reversion Date” has the meaning set forth in Section 1020(a)(2) of this Indenture.
“S&P” means Standard & Poor’s Ratings Services and any successor to its rating agency business.
“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.
“SEC” means the U.S. Securities and Exchange Commission.
“Secured Indebtedness” means any Indebtedness secured by a Lien.
“Secured Leverage Ratio” means, as of any date of determination with respect to any Person, the ratio of (1) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) net of up to $100.0 million of unrestricted and unencumbered cash and Cash Equivalents of such Person and its Restricted Subsidiaries as of such date to (2) EBITDA of such Person and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available. In the event that the Company or any of its Restricted Subsidiaries Incurs or redeems any Secured Indebtedness subsequent to the commencement of the period for which the Secured Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Leverage Ratio is made, then the Secured Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four fiscal quarter period. The Secured Leverage Ratio shall be calculated in a manner consistent with the definition of “Fixed Charge Coverage Ratio,” including any pro forma adjustments to EBITDA as set forth therein (including for acquisitions).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Senior Indebtedness” means with respect to any Person:
(1)    all Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2)    all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:
(a)    any obligation of such Person to the Company or any Subsidiary or to any joint venture in which the Company or any Restricted Subsidiary has an interest, other than such obligations outstanding on the Issue Date;
(b)    any liability for Federal, state, local, provincial, or other taxes owed or owing by such Person;
(c)    any accounts payable or other liability to trade creditors in the ordinary course of business (including guarantees thereof as instruments evidencing such liabilities);
(d)    any Indebtedness or other Obligation of such Person that is subordinate or junior in right of payment with respect to any other Indebtedness or other Obligation of such Person; or
(e)    that portion of any Indebtedness that at the time of incurrence is incurred in violation of this Indenture.
“Significant Subsidiary” means any Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.
“Similar Business” means any business or other activities conducted, or proposed to be conducted (as described in the Offering Memorandum), by the Company and its Subsidiaries on the Issue Date or any business or other activities conducted by any entity that is similar, reasonably related, complementary, incidental or ancillary thereto or a reasonable extension, development or expansion thereof.
“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 306.
“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Notes as the fixed date on which the principal of such Notes or such installment of principal or interest is due and payable.
“Subordinated Indebtedness” means

(a)    with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes, and
(b)    with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to the Guarantee of such Guarantor.
“Subsidiary” means, with respect to any Person,
(1)    any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and
(2)    any partnership, joint venture, limited liability company or similar entity of which
(x)    more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and
(y)    such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Successor Company” has the meaning specified in Section 801(a)(1) of this Indenture.
“Successor Person” has the meaning specified in Section 802(a)(A)(1) of this Indenture.
“Suspension Period” has the meaning set forth in Section 1020(a)(2) of this Indenture.
“Transfer Date” means, for any transfer or sale of Notes, the date upon which such transfer or sale is completed.
“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to February 1, 2023; provided, however that if the period from the Redemption Date to February 1, 2023, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa—777bbbb) as in effect on the date hereof.
“Trustee” means Wells Fargo Bank, National Association, until a successor replaces it and, thereafter, means the successor.
“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
“Unrestricted Subsidiary” means any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below) and any Subsidiary of an Unrestricted Subsidiary.
The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated or any other Unrestricted Subsidiary); provided that
(a)    any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares of Capital Stock or Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company,
(b)    such designation complies with Section 1010 and
(c)    each of
(1)    the Subsidiary to be so designated and
(2)    its Subsidiaries
has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.
The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either:

(1)    the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in Section 1011(a) or
(2)    the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.
Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of any applicable Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing
(1)    the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by
(2)    the sum of all such payments.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
SECTION 103.  Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and, other than in connection with the Trustee’s authentication of the Initial Notes, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:
(1)    a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)    a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
SECTION 104.  Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 105.  Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)    The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.
(d)    If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 106.  Notices, Etc., to Trustee, Company, any Guarantor and Agent. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(1)    the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at its Corporate Trust Office; or
(2)    the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing and mailed, first‑class postage prepaid, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it at Masonite International Corporation, 201 North Franklin Street, Suite 300, Tampa, Florida 33602, Attention: Legal Department, or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor, with a copy (which copy shall not constitute notice) to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Joseph Kaufman.
SECTION 107.  Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first‑class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication shall be deemed given on the first date on which publication is made, notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing and notices given electronically shall be deemed given when sent. Notice otherwise given in accordance with the procedures of DTC shall be deemed given on the date sent to DTC.
In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Notwithstanding anything to the contrary set forth herein, when any Notes are held in global form, notices to be given to the Holders thereof shall be sufficiently given hereunder if given by the Trustee or the Company to the Depositary in accordance with its applicable procedures.
SECTION 108.  Effect of Headings and Table of Contents. The Article and Section headings herein, the Table of Contents and the reconciliation and tie between the TIA and this Indenture are for convenience of reference only, are not intended to be considered a part hereof and shall not affect the construction hereof.
SECTION 109.  Successors and Assigns. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 1208 hereof.
SECTION 110.  Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 111.  Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Notes Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 112.  Governing Law. This Indenture, the Notes and any Guarantee shall be governed by and construed in accordance with the laws of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.
SECTION 113.  Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for purposes of such payment for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.
SECTION 114.  No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company, any Successor Company or any Guarantor (other than in the case of stockholders of any Guarantor, the Company, Successor Company or another Guarantor) shall have any liability for any obligations of the Company, Successor Company or the Guarantors under the Notes, the Guarantees and this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.
SECTION 115.  Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.
SECTION 116.  Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument. One signed copy is enough to prove this Indenture.
SECTION 117.  Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 118.  Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE TWO

THE NOTES
SECTION 201.  Principal Amount and Maturity. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Initial Notes issued on the date hereof will be in an aggregate principal amount of $500,000,000. In addition, the Company may issue additional notes under this indenture from time to time in accordance with the provisions of this Indenture (the “Additional Notes”).
The Notes will mature on the Maturity Date.
SECTION 202.  Interest Rates. (a) Interest shall be payable semi-annually in arrears on each Interest Payment Date. The Company will make each interest payment to the Holders of record on the immediately preceding January 15 and July 15 (each, a “Regular

Record Date”). Interest on the Initial Notes will accrue from the most recent date to which interest has been paid with respect to the Initial Notes, or if no interest has been paid with respect to the Notes, from July 25, 2019. Interest on any Additional Notes will accrue from the most recent date to which interest has been paid with respect to such Additional Notes, or if no interest has been paid with respect to such Additional Notes, from the most recent date to which interest has been paid with respect to any Notes (or if no interest has been paid with respect to any Notes, from July 25, 2019). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Notwithstanding the foregoing, if a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on the Notes for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.
(b)    Any amount (whether of principal or interest) not paid when due hereunder (whether at the stated maturity, by acceleration or otherwise) shall bear interest, to the extent permitted by law (after as well as before judgment), payable on demand, at the rate that would otherwise be applicable thereto from and including the date of such non-payment to but excluding the date on which such amount is paid in full.
(c)    In no event shall the interest rate on the Notes exceed the highest lawful rate permitted by applicable law.
(d)    The Company or a calculation agent to be appointed by the Company will calculate the amount of interest payable from time to time under the Notes.
SECTION 203.  Form and Dating. Provisions relating to the Notes are set forth in the Rule 144A / Regulation S / IAI Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company). Each Note shall be dated the date of its authentication.
SECTION 204.  Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Company by at least one Officer. The signature of any Officer on the Notes may be manual or facsimile (or other electronic transmission) signatures of such authorized officer and may be imprinted or otherwise reproduced on the Notes.
Notes bearing the manual or facsimile (or other electronic transmission) signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Additional Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and an Officers’ Certificate certifying that the issuance of such Additional Notes is in compliance with Article Ten hereof and that all other conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order and any related Opinion of Counsel shall authenticate and deliver such Additional Notes.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
In case the Company or any Guarantor, pursuant to Article Eight of this Indenture, shall be consolidated, amalgamated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation or amalgamation, or surviving such merger, or into which the Company or such Guarantor shall have been merged or amalgamated, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article Eight of this Indenture, any of the Notes authenticated or delivered prior to such consolidation, amalgamation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.
ARTICLE THREE

NOTES FORMS
SECTION 301.  Title and Terms. The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided, however that any Additional Notes issued under this Indenture are issued in accordance with Sections 204 and 1011 hereof, as part of the same series as the Initial Notes.

The Notes shall be known and designated as the “Senior Notes Due 2028” of the Company. The Stated Maturity of the Notes shall be February 1, 2028.
The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in the City of New York, in the city of Minneapolis, Minnesota or, at the option of the Company, payments of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the Note Register of Holders; provided that all payments of principal, premium, if any, and interest with respect to Notes represented by one or more Global Notes registered in the name of or held by the Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Company, the Company’s office or agency in New York shall be the office of the Trustee maintained for such purpose and the Company’s office or agency in Minneapolis shall be the Corporate Trust Office.
Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change of Control (or a Change of Control Triggering Event, as applicable, pursuant to Section 1020) pursuant to Section 1016. The Notes shall be subject to repurchase pursuant to an Asset Sale Offer as provided in Section 1017.
The Notes shall be redeemable as provided in Article Eleven.
The due and punctual payment of principal of, premium, if any, and interest on the Notes payable by the Company is irrevocably unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors.
SECTION 302.  Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.
SECTION 303.  Temporary Notes. In the event that definitive Notes are to be issued under the terms of the Indenture, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.
If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.
SECTION 304.  Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.
Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.
All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 204, 303, 906, 1016, 1017, or 1108 not involving any transfer.
SECTION 305.  Mutilated, Destroyed, Lost and Stolen Notes. If (1) any mutilated Note is surrendered to the Trustee, or (2) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.
Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and each Guarantor, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
SECTION 306.  Payment of Interest; Interest Rights Preserved. (a) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that, subject to Section 301 hereof, each installment of interest may at the Company’s option be paid by (1) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 307, to the address of such Person as it appears in the Note Register or (2) transfer to an account located in the United States maintained by the payee.
(b)    Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
(1)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date, and the Trustee in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 107, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
(2)    The Company may make payment of any Defaulted Interest in any other lawful manner and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
(c)    Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
SECTION 307.  Persons Deemed Owners. Prior to the due presentment of a Note for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 306) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.
SECTION 308.  Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that cancelled Notes be returned to it.
SECTION 309.  Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Notes Registrar or a co-registrar with a request to register a transfer, the Notes Registrar shall register the transfer as requested if the requirements of this Indenture are met. When Notes are presented to the Notes Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Notes Registrar shall make the exchange as requested if the same requirements are met.
SECTION 310.  CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case, if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP” numbers, ISINs and “Common Code” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such “CUSIP” numbers, ISINs and “Common Code” numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers, ISINs and “Common Code” numbers applicable to the Notes.
SECTION 311.  Issuance of Additional Notes. The Company may, subject to Sections 204 and 1011 of this Indenture, issue Additional Notes having identical terms and conditions to the Initial Notes, except with respect to the date of issuance, issue price and accrued interest paid or payable on or prior to the first Interest Payment Date after the issuance of such Additional Notes. The Initial Notes and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture, although if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will trade under a separate CUSIP number.
ARTICLE FOUR

SATISFACTION AND DISCHARGE
SECTION 401.  Satisfaction and Discharge of Indenture. This Indenture shall upon the Company’s Request and at the Company’s expense cease to be of further effect as to all Notes (except as set forth in the last paragraph of this Section and as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:
(1)    either

(A)    all applicable Notes theretofore authenticated and delivered, (except (i) lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 305 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003), have been delivered to the Trustee for cancellation; or
(B)    all applicable Notes not theretofore delivered to such Trustee for cancellation,
(i)    have become due and payable by reason of the making of a notice of redemption pursuant to Section 1105 or otherwise,
(ii)    will become due and payable at their Stated Maturity within one year, or
(iii)    are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
(2)    no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under any Credit Facility or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;
(3)    the Company has paid or caused to be paid all sums payable by it under this Indenture;
(4)    the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at the Stated Maturity or the Redemption Date, as the case may be; and

(5)    the Company has delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 612 and, if money or Government Securities shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.
SECTION 402.  Application of Trust Money. Subject to the provisions of the last paragraph of Section 1003, all money or Government Securities deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or Government Securities has been deposited with the Trustee; but such money or Government Securities need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 401; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE FIVE

REMEDIES
SECTION 501.  Events of Default. Each of the following events constitute an Event of Default (each, an “Event of Default”):
(1)    default in payment when due and payable, upon redemption, acceleration or otherwise, of payments of principal of, or premium, if any, on the Notes;
(2)    default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)    failure by the Company or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes issued under this Indenture to comply with any of its other agreements contained in this Indenture or the Notes; provided that in the case of a failure to comply with the provisions of Section 1009, such period of continuance of such default or breach shall be 120 days after written notice described in this clause (3) has been given;
(4)    default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both
(A)    such default either:
(i)    results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods); or
(ii)    relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and
(B)    the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100 million or more at any one time outstanding;
(5)    failure by the Company or any Restricted Subsidiary to pay final judgments aggregating in excess of $100 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(6)    (i) a court of competent jurisdiction shall enter a decree or order for relief in respect of the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) in an involuntary case under any Debtor Relief Law; or any other similar relief shall be granted under any applicable federal, foreign, state or provincial law; or (ii) an involuntary case shall be commenced against the Company or any such Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) under any Debtor Relief Law

(and such involuntary case shall continue for 60 days without having been dismissed or discharged); or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, trustee, custodian or other officer having similar powers over the Company or any such Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any such Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Company or any such Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary);
(7)    the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall commence a voluntary case under any Debtor Relief Law, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Company or any such Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall make any assignment for the benefit of creditors; or the Company or any such Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of the Company or any such Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this subclause (7) or subclause (6) of this Section; or
(8)    the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture and such Default continues for 10 days.
SECTION 502.  Acceleration of Maturity; Rescission and Annulment. (a) If any Event of Default (other than an Event of Default specified in Section 501(6)) occurs and is continuing under this Indenture, then and in every case the Trustee or the Holders of at least 25% in principal amount of Outstanding Notes under this Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the Outstanding Notes issued under this Indenture to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders).
(b)    Upon the effectiveness of such declaration, such principal of and premium, if any, and interest on the Notes will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under Section 501(6), all outstanding Notes will become due and payable without further action or notice. The Trustee may withhold from Holders notice of any continuing Default, except a Default relating to the payment of principal of and premium, if any, and interest on the Notes if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the interest of the Holders.
SECTION 503.  Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:
(1)    default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or
(2)    default is made in the payment of the principal of (or premium on) any Note at the Maturity thereof, the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Notes, wherever situated.
If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Guarantees by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including seeking recourse against any Guarantor.
SECTION 504.  Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor including any Guarantor, upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(1)    to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
(2)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 505.  Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
SECTION 506.  Application of Money Collected. Subject to Section 1204, any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST: To the payment of all amounts due the Trustee hereunder, including under Section 607;
SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and
THIRD: The balance, if any, to the Company or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.
SECTION 507.  Limitation on Suits. Subject to Section 508, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
(1)    such Holder has previously given the Trustee notice that an Event of Default is continuing;
(2)    Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;
(3)    such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;
(4)    the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
(5)    Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
SECTION 508.  Right of Holders to Bring Suit for Payment. The right of any Holder of any outstanding Note to bring suit for the enforcement of any payment of principal, premium, if any, and interest on such Note, on or after the respective due dates expressed in such Note (including in connection with an Asset Sale Offer or a Change of Control Offer) shall not be impaired or affected without the consent of such Holder.
SECTION 509.  Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
SECTION 510.  Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 305, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 511.  Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 512.  Control by Holders. The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:
(1)    such direction shall not be in conflict with any rule of law or with this Indenture,
(2)    subject to Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
(3)    the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.
SECTION 513.  Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Outstanding Notes by notice to the Trustee may, on behalf of all Holders, waive any existing Default and its consequences under this Indenture, except a continuing Default in the payment of principal of and premium, if any, or interest on any such Notes held by a non-consenting Holder. In the event of any Event of Default specified in Section 501(4) above, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders if, within 30 days after such Event of Default arose,

(x)    the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;
(y)    the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
(z)    the default that is the basis for such Event of Default has been cured;
it being understood that in no event shall any acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.
SECTION 514.  Waiver of Stay or Extension Laws. Each of the Company, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE SIX

THE TRUSTEE
SECTION 601.  Duties of the Trustee. (a) Except during the continuance of a Default or an Event of Default,
(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of negligence, bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.
(b)    If a Default or an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misconduct, except that
(1)    this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;
(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
(3)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and
(4)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(d)    The Trustee shall comply with TIA Section 311(a). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a).
(e)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
SECTION 602.  Notice of Defaults. Within 30 days after the earlier of receipt from the Company of notice of the occurrence of any Default or Event of Default hereunder or the date when such Default or Event of Default becomes known to the Trustee, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

SECTION 603.  Certain Rights of Trustee. Subject to the provisions of TIA Sections 315(a) through 315(d):
(1)    the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;
(2)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
(3)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
(4)    the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel;
(5)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;
(6)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
(7)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(8)    the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
(9)    the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
(10)    the Trustee may request that the Company deliver a certificate substantially in the form of Exhibit B hereto setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign a certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
(11)    the parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Wells Fargo Bank, National Association. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act; and
(12)    the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
SECTION 604.  Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T‑1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof. Other than requiring an Officers’ Certificate provided pursuant to Section 1008, the Trustee shall have no responsibility to monitor or verify compliance by the Company or any Guarantor of its obligations and covenants hereunder.
SECTION 605.  May Hold Notes. The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not the

Trustee, Paying Agent, Note Registrar or such other agent; provided, however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.
SECTION 606.  Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
SECTION 607.  Compensation and Reimbursement. The Company and the Guarantors, jointly and severally, agree:
(1)    to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(2)    except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and
(3)    to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim (including a claim between or among the parties to this Indenture), damage or expense, including taxes (other than the taxes based on the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses and court costs of defending itself against any claim regardless of whether the claim is asserted by the Company, a Guarantor, a Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder.
The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for reasonable expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.
When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(8), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law.
The provisions of this Section shall survive the termination of this Indenture and resignation or removal of the Trustee.
SECTION 608.  Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
SECTION 609.  Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.
(b)    The Trustee may resign at any time by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.
(c)    The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.
(d)    The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.
(e)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board

Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
(f)    The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
SECTION 610.  Acceptance of Appointment by Successor. (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
(b)    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
SECTION 611.  Merger, Conversion, Consolidation or Succession to Business. Any corporation or national association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
SECTION 612.  Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint an authenticating agent or agents (each, an “Authenticating Agent”) with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 107. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50.0 million and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.
Any corporation or national association into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or national association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or national association succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or national association shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 107. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
The Company agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Company and such Authenticating Agent.
If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:
This is one of the Notes designated therein referred to in the within-mentioned Indenture.
WELLS FARGO BANK, NATIONAL ASSOCIATION
    as Trustee

By:
    as Authenticating Agent

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY
SECTION 701.  Company to Furnish Trustee Names and Addresses. The Company will furnish or cause to be furnished to the Trustee:
(1)    semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and
(2)    at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in clause (1) hereof as of a date not more than 15 days prior to the time such list is furnished;
provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.
SECTION 702.  Disclosure of Names and Addresses of Holders. Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).
SECTION 703.  Reports by Trustee. Within 60 days after May 15 of each year commencing with May 15, 2020, the Trustee shall transmit to the Holders of Notes (with a copy to the Company at the address specified in Section 106), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).
ARTICLE EIGHT

MERGER, CONSOLIDATION OR SALE
OF ALL OR SUBSTANTIALLY ALL ASSETS
SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms. (a) The Company may not, consolidate, amalgamate or merge with or into or wind up into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
(1)    the Company is the surviving corporation or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company)

or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is (i) a corporation or (ii) a limited partnership or limited liability company and is (or has previously been) joined by a corporation as a co-issuer of the Notes, in each case organized or existing under the laws of Canada, any province thereof, the United States of America, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the “Successor Company”);
(2)    in the case of a transaction involving the Company, the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
(3)    immediately after such transaction, no Default or Event of Default exists;
(4)    immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period;
(A)    the Successor Company and the Restricted Subsidiaries on a consolidated basis would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1011(a); or
(B)    the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries on a consolidated basis would be equal to or greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction;
(5)    each Guarantor, unless it is the other party to the transactions described above, in which case Section 802(a)(A)(2) shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and
(6)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.
(b)    The Successor Company shall succeed to, and be substituted for, the Company under this Indenture and the Notes. Without complying with the clauses (3) and (4) of Section 801(a),
(A)    any Restricted Subsidiary may consolidate with, merge or amalgamate into or transfer all or part of its properties and assets to, the Company; and

(B)    the Company may merge with an Affiliate of such entity incorporated solely for the purpose of reincorporating or continuing such entity in another province of Canada or any state of the United States of America so long as the amount of Indebtedness of the Company and the Restricted Subsidiaries is not increased thereby.
(c)    Section 801 shall not apply to any sale, assignment, transfer, lease, conveyance or other disposition of assets between or among the Company and the Guarantors; provided, however, that a Guarantor that is a transferee under this provision may not subsequently release its Guarantee unless such Guarantor has consolidated with or merged into the Company.
SECTION 802.  Guarantors May Consolidate, Etc., Only on Certain Terms. (a) Subject to Section 1208, each Guarantor shall not, and the Company shall not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:
(A)    (1)    such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of Canada, any province thereof, the United States of America, any state thereof, the District of Columbia, or any territory thereof or Luxembourg (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);
(2)    the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee,
(3)    immediately after such transaction, no Default exists; and
(4)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture; or
(B)    the transaction is permitted by the covenant described under Section 1017.
(b)    Subject to Section 1208 hereof, the Successor Person shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, (i) any Guarantor may merge or amalgamate into or with or transfer all or part of its properties and assets to another Guarantor or the Company and (ii) any

Guarantor may convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Guarantor.
(c)    For purposes of Article Eight, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company (other than to the Company or a Guarantor in compliance with the terms of this Indenture), which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

ARTICLE NINE

SUPPLEMENTAL INDENTURES
SECTION 901.  Amendments or Supplements Without Consent of Holders. Without the consent of any Holder, the Company, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party) and the Trustee, at any time and from time to time, may amend or supplement this Indenture, any Guarantee or the Notes, in form satisfactory to the Trustee, for any of the following purposes:
(1)    to cure any ambiguity, omission, mistake, defect or inconsistency;
(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that such uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 4701(b)(1)(B) of the Code);
(3)    to comply with Article Eight hereof and to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders in connection therewith;
(4)    to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;
(5)    to provide for the issuance of Additional Notes in accordance with the terms of the Indenture;
(6)    to add covenants for the benefit of the Holders or to surrender any right or power conferred in this Indenture upon the Company or any Guarantor;
(7)    to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(8)    to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements of Sections 609 and 610 hereof;
(9)    to add a Guarantor under this Indenture;
(10)    to conform the text of this Indenture, the Guarantees or the Notes to any provision under the caption “Description of Notes” in the Offering Memorandum to the extent that such provision in this Indenture, the Guarantees or the Notes was intended to be a substantially verbatim recitation of a provision under the caption “Description of Notes” in the Offering Memorandum, as evidenced by an Officers’ Certificate delivered by the Company to the Trustee;
(11)    to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as security for the payment and performance of all or any portion of the Notes, in any property or assets;
(12)    to comply with the rules of any applicable securities depositary;
(13)    to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or
(14)    to release any Guarantor from its Guarantee pursuant to this Indenture when permitted or required by this Indenture.
For the avoidance of doubt, the Company or any Guarantor party to this Indenture (by a subsequently delivered supplemental indenture or otherwise) need not be a party to any supplemental indenture entered into pursuant to Section 1015 or 1203.

SECTION 902.  Amendments, Supplements or Waivers with Consent of Holders. With the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company and any Guarantor (with respect to any Guarantee or this Indenture to which it is a party), when authorized by Board Resolutions of their respective Board of Directors, and the Trustee may amend or supplement this Indenture, any Guarantee or the Notes for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions or of modifying in any manner the rights of the Holders hereunder or thereunder (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) and any existing Default, Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, other than Notes beneficially owned by the Company or its Affiliates (including consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes); provided, however, that no such amendment or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:
(1)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver,
(2)    reduce the principal of or change the Stated Maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes (other than Sections 1016 and 1017),
(3)    reduce the rate of or change the time for payment of interest on any Note,
(4)    waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any guarantee which cannot be amended or modified without the consent of all Holders,
(5)    make any Note payable in money other than that stated in the Notes,
(6)    make any change in Section 513 or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes,
(7)    make any change in these amendment and waiver provisions,
(8)    impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes, or
(9)    make any change in the ranking of this Indenture and the Notes that would adversely affect the Holders.
Consent of the Holders is not necessary under this Section 902 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
SECTION 903.  Execution of Amendments, Supplements or Waivers. In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and all conditions precedent thereto have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.  Effect of Amendments, Supplements or Waivers. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 905.  Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to the Article shall comply with the requirements of the Trust Indenture Act as then in effect.
SECTION 906.  Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.
SECTION 907.  Notice of Supplemental Indentures. Promptly after the execution by the Company, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 107, setting forth in general terms the substance of such supplemental indenture.
ARTICLE TEN

COVENANTS
SECTION 1001.  Payment of Principal, Premium, if any, and Interest. The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.
The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
SECTION 1002.  Maintenance of Office or Agency. The Company will maintain in The City of New York or in the City of Minneapolis, Minnesota, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the

Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York and the City of Minneapolis, Minnesota) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.
SECTION 1003.  Money for Notes Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.
The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
(1)    hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
(2)    give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and
(3)    at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease.
SECTION 1004.  Corporate Existence. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole.
SECTION 1005.  Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (2) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP.
SECTION 1006.  Maintenance of Properties. The Company will cause all properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary.
SECTION 1007.  Insurance. The Company will at all times keep all of its and its Subsidiaries’ properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

SECTION 1008.  Statement by Officers as to Default. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year (commencing with the fiscal year ending December 29, 2019), an Officers’ Certificate which shall comply with Section 314(a)(4) of the TIA stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such year, and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year-end. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.
The Company shall deliver to the Trustee, as soon as possible and in any event within five Business Days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.
(b)    (1) When any Default or Event of Default has occurred and is continuing under this Indenture, or (2) if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $50,000,000), the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officers’ Certificate specifying such event, notice or other action within five Business Days of its occurrence.
SECTION 1009.  Reports and Other Information. (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company shall have its annual consolidated financial statements audited by a nationally recognized firm of independent registered accountants and its interim consolidated financial statements reviewed by a nationally recognized firm of independent registered accountants in accordance with Statement on Auditing Standards No. 116 issued by the American Institute of Certified Public Accountants (or any similar replacement standard).

(b)    So long as any Notes are outstanding, the Company will furnish (to the extent not publicly available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system) to the Holders and the Trustee and post on the Company’s website (in a format that is accessible to the Trustee and Holders as well as prospective Holders), within the time periods specified in the SEC’s rules and regulations:
(1)    all annual and quarterly reports that would be required to be filed with the SEC on Forms 10-K and 10-Q if the Company were required to file such reports, and the Company shall include a narrative description of total revenues, EBITDA, assets and Indebtedness attributable to those Subsidiaries of the Company that are not Guarantors in all such reports; and
(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
(c)    All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) of Section 1009(b) with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.
(d)    If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing with the SEC and posting on its website the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in clauses (1) and (2) of Section 1009(b) on its website within the time periods that would apply if the Company were required to file those reports with the SEC.
(e)    To the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Company will furnish to Holders and to securities analysts and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The requirements set forth in this clause (e) and Section 1009(d) above may be satisfied by delivering such information to the Trustee and posting copies of such information on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access will be given by the Company to Holders and prospective purchasers of the Notes (which prospective purchasers will be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act, non-U.S. persons (as defined in Regulation S under the Securities Act) or Accredited Investors (within the meaning of Rule 501 (a)(1), (2), (3) or (7) under the Securities Act) that certify their status as such to the reasonable satisfaction of the Company).

(f)    The Company will for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with the information required by this Section 1009, within 15 Business Days after furnishing to the Trustee the annual and quarterly reports required by this Section 1009, hold a conference call to discuss with Holders such reports and the results of operations for the relevant reporting period.
(g)    Notwithstanding the foregoing, the Company may satisfy its obligations under this Section 1009 to provide financial information relating to the Company by furnishing financial information relating to any direct or indirect parent of the Company; provided, that such financial information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a stand-alone basis, on the other hand.
(h)    Delivery of the information, documents and reports described in this Section 1009 to the Trustee is for informational purposes only, and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein. The Trustee shall have no liability or responsibility for the timeliness of any filing or content of any report delivered or posted by the Company.
(i)    Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its agreements under this Section 1009 for purposes of clause (3) of Section 501 until 15 days after the date any report under this Section 1009 is required to be filed with the SEC (or posted on the Company’s website) pursuant to this Section 1009.
SECTION 1010.  Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(1)
declare or pay any dividend or make any distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than:

(A)    dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock); or
(B)    dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)
purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation;

(3)
make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(A)    Indebtedness permitted under Section 1011(b)(7) and Section 1011(b)(8); or
(B)    the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4)	make any Restricted Investment;
(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto in clauses (1) and (3) above) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a)	no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)	immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under Section 1011(a); and

(c)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Reference Date pursuant to Section 1010(a) or clauses (1), (4), (8) and (10) of Section 1010(b) (and excluding, for the avoidance of doubt, all other Restricted Payments made pursuant to Section 1010(b)), is less than the sum, without duplication, of:

(1)
50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the Reference Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus

(2)	100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities received by the Company after the Reference Date from:

(x)
(i) the issue and sale of Equity Interests of the Company, including Retired Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Company of marketable securities received from the sale of Equity Interests to any future, present or former employees, directors, managers or consultants of the Company or any of the Company’s Subsidiaries after the Reference Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (5) of Section 1010(b); and (ii) capital contributions, or

(y)	the issue and sale of debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company;
provided that this clause (2) shall not include the proceeds from (a) Equity Interests of the Company or debt securities of the Company that have been converted into or exchanged for Equity Interests of the Company sold to a Restricted Subsidiary or the Company, as the case may be, or (b) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock, plus

(3)
with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after the Reference Date, an amount equal to (x) the amount returned in cash and the fair market value, as determined in good faith by the Company, of marketable securities to the Company or any Restricted Subsidiary of the Company on or with respect to such Restricted Investments, whether resulting from payments of interest on Indebtedness, dividends or distributions, liquidations, repayments of loans or advances in cash or other payments, or from the net cash proceeds from the sale of any such Restricted Investment, (y) upon the designation of any Unrestricted Subsidiary to be a Restricted Subsidiary, the fair market value of the Company’s or its Restricted Subsidiary’s equity interest in such Subsidiary as determined by the Company in good faith at the time of such designation, or (z) upon the release of any Guarantee (except to the extent any amounts are paid under such Guarantee), the amount of the Guarantee released, in each case, but only if and to the extent such amounts are not included in the calculation of Consolidated Net Income and not to exceed the amount of the Restricted Investment previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary, plus

(4)
to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities received after the Reference Date by means of the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (13) of Section 1010(b) or to the extent such Investment constituted a Permitted Investment), or a dividend from an Unrestricted Subsidiary.
(b)    The foregoing provisions shall not prohibit:

(1)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(2)
the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Company or any Equity Interests of any direct or indirect parent company of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of any direct or indirect parent of the Company or contributions to capital of the Company (in each case, other than any Disqualified Stock);

(3)	the defeasance, redemption, repurchase or other acquisition or retirement of

(a)	Subordinated Indebtedness of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of such Person or

(b)
Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of such Person that, in each case, is incurred in compliance with Section 1011 so long as:

(A)
the principal amount of such new Indebtedness or liquidation preference of such new Disqualified Stock does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness or the liquidation preference of the Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(B)	such Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, acquired or retired;

(C)
such Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than (x) the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired or (y) 91 days after the final stated maturity of the Notes; and

(D)
such Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired or (y) 91 days after the final stated maturity of the Notes;

(4)
a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies; provided that the aggregate Restricted Payments made under this clause (4) do not exceed $100 million;

(5)
a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director, manager or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies, or their estates or the beneficiaries of such estates, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided that the aggregate Restricted Payments made under this clause (5) do not exceed $25 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $50 million); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A)	the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company’s direct or indirect parent companies, in each case to members of management, directors, managers or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of Section 1010(a), plus

(B)	the cash proceeds of key man life insurance policies received by the Company and the Restricted Subsidiaries after the Issue Date, less

(C)	the amount of any Restricted Payments previously made pursuant to subclauses (A) and (B) of this clause (5);
provided, that the Company may elect to apply all or any portion of the aggregate increase contemplated by subclauses (A) and (B) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to the Company from members of management, directors, managers or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies shall not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;

(6)
the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued in accordance with Section 1011 to the extent such dividends are included in the definition of Fixed Charges;

(7)
repurchases of Equity Interests deemed to occur upon exercise or vesting of options or warrants (a) if such Equity Interests represent a portion of the exercise price of such options or warrants and (b) for purposes of tax withholding by the Company in connection with such exercise or vesting of such options or warrants;

(8)
the declaration and payment of dividends on the Company’s common shares of up to 6.0% per annum of the net proceeds received by or contributed to the Company in or from any public offering of the Company’s common shares or the common shares of any of its direct or indirect parent companies after the Issue Date, other than public offerings with respect to the Company’s common shares registered on Form S-4 or Form S-8;

(9)
the declaration and payment of dividends by the Company to, or the making of loans to, one or more direct or indirect parent companies of the Company in amounts required for such direct or indirect parent companies to pay:

(A)	franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(B)
U.S. or Canadian federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries;

(C)
customary salary, bonus and other benefits payable to officers and employees of such direct or indirect parent company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries;

(D)
general corporate overhead expenses of such direct or indirect parent company (including indemnification claims made by directors or officers of such direct or indirect parent company) to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries;

(E)	reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering by such direct or indirect parent company; and

(F)	any non-cash “deemed dividend” resulting from such parent company offsetting income against losses of the Company which does not involve any cash distribution by the Company.

(10)
the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in connection with events similar to those described under Section 1016 and Section 1017; provided that, prior to such repurchase, redemption or other acquisition, the Company (or a third party to the extent permitted by this Indenture) shall have made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Notes and shall have repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer;

(11)	distributions or payments of Receivables Fees;

(12)	payments to enable the Company to make payments to holders of its Equity Interests in lieu of fractional shares of its Equity Interests;

(13)
other Restricted Payments in an amount which, when taken together with all other Restricted Payments made since the Issue Date pursuant to this clause (13) and then outstanding, does not exceed $150 million;

(14)
the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents); and

(15)
the Company may make Restricted Payments in such amounts and at such times as the Company may determine; provided that, immediately after making any such Restricted Payment, the Consolidated Total Debt Ratio would not exceed 3.50 to 1.00, calculated as of the end of such four consecutive fiscal quarters on a pro forma basis after making any such Restricted Payment and giving effect to the incurrence of any Indebtedness to finance such payment (incorporating such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio with such calculations made in good faith by a responsible financial or accounting officer of the Company), provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (4), (6) or (13), no Default shall have occurred and be continuing or would occur as a consequence thereof.
(c)    In determining whether any Restricted Payment is permitted by this Section 1010, the Company and the Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (15) of Section 1010(b) or among such categories and the types of Restricted Payments described in Section 1010(a) (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this covenant and provided further that the Company and the Restricted Subsidiaries may reclassify all or a portion of such Restricted Payment or Permitted Investment in any manner that complies with this covenant (based on circumstances existing at the time of such reclassification), and following such reclassification such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only the clause or clauses of this covenant to which such Restricted Payment or Permitted Investment has been reclassified.
(d)    As of the time of issuance of the Notes, all of the Company’s Subsidiaries shall be Restricted Subsidiaries. The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of “Unrestricted Subsidiary” in Section 102 of this Indenture. For purposes of designating any

Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 1010(a) or Section 1010(b)(13) or (15) or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.
SECTION 1011.  Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and the Company shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Company’s and the Restricted Subsidiaries’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period.
(b)    The foregoing limitations shall not apply to any of the following items (collectively, “Permitted Debt”):
(1)    Indebtedness incurred pursuant to Credit Facilities by the Company or any Restricted Subsidiary; provided that immediately after giving pro forma effect to any such incurrence (including a pro forma application of the net proceeds therefrom), the aggregate principal amount of all Indebtedness incurred under this clause (1) and then outstanding shall not exceed the greater of (i) $500 million, and (ii) the sum of (A) 70.0% of the net book value of accounts receivable of the Company and its Restricted Subsidiaries and (B) 60.0% of the net book value of inventory of the Company and its Restricted Subsidiaries (with accounts receivable and inventory calculated on the basis that all Investments, acquisitions, dispositions, mergers, consolidations and disposed operations that have been made by the Company and its Restricted Subsidiaries prior to or substantially contemporaneous with the date of any calculation shall be included or excluded, as the case may be, on a pro forma basis with such calculations made in good faith by a responsible financial or accounting officer of the Company); provided, further, that the aggregate principal amount of all Indebtedness incurred under this clause (1) and then outstanding by any Restricted Subsidiaries that are not Guarantors shall not exceed the sum of (A) 70.0% of the net book value of accounts receivable of all Restricted Subsidiaries that are not Guarantors and (B) 60.0% of the net book value of inventory of all Restricted Subsidiaries that are not Guarantors (with accounts receivable and inventory calculated on the same basis as above);
(2)    the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes issued on the Issue Date and the Guarantees thereof;
(3)    Existing Indebtedness (other than Indebtedness described in clauses (1) and (2)), including the Existing Notes and the $500 million aggregate principal amount of outstanding 5.625% Senior Notes due 2023 being redeemed with the proceeds of the notes issued on the Issue date;
(4)    Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Company or any of the Restricted Subsidiaries, to finance the development, construction, purchase, lease (other than the lease, pursuant to Sale and Lease-Back Transactions) of property (real or personal), equipment or other fixed or capital assets owned by the Company or any Restricted Subsidiary as of the Issue Date or acquired by the Company or any Restricted Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by the Company or any Restricted Subsidiary as of the Issue Date, repairs, additions or improvement of property (real or personal), equipment or other fixed or capital assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and any Refinancing Indebtedness incurred to refund, replace or refinance any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (4); provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (4) (including any such Refinancing Indebtedness) does not exceed the greater of (x) $150 million or (y) 9.0% of Consolidated Total Assets, at any one time outstanding;
(5)    Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;
(6)    Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));
(7)    Indebtedness of the Company to any Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;
(8)    Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;
(9)    Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock;
(10)    Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of managing: (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding, (B) exchange rate risk with respect to any currency exchange or (C) commodity pricing risk with respect to any commodity;
(11)    Indebtedness and obligations in respect of (x) self-insurance and obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business, (y) deferred compensation or other similar arrangements incurred by the Company or any of its Restricted Subsidiaries and (z) the financing of insurance premiums or take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;
(12)    (x) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other Obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted under the terms of this Indenture, or (y) any guarantee by a Restricted Subsidiary of Indebtedness or other

Obligations of the Company permitted to be incurred under the terms of this Indenture; provided that such guarantee is incurred in accordance with Section 1015;
(13)    the incurrence by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock that serves to extend, replace, refund, refinance, renew, defease or retire any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under Section 1011(a) and clauses (2) and (3) above and this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew, defease or retire such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:
(A)    has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed, defeased or retired or (y) one year after the final stated maturity of the Notes;
(B)    to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment to the Notes or any Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and
(C)    shall not include:
(x)    Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company;
(y)    Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or
(z)    Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;
(14)    Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that (i)

after giving effect to such acquisition or merger, (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1011(a) or (B) the Fixed Charge Coverage Ratio would be equal to or greater than such ratio immediately prior to such acquisition or merger; and (ii) such Indebtedness, Disqualified Stock or Preferred Stock has not been incurred in contemplation of or as part of such acquisition or merger;
(15)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;
(16)    endorsements or negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
(17)    Indebtedness issued by the Company or any Restricted Subsidiary to current or former employees, directors, managers and consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in Section 1010(b)(5); and
(18)    Indebtedness deemed incurred with respect to receivables sold pursuant to Factoring Arrangements as a result of recharacterization by a court of competent jurisdiction;
(19)    Indebtedness representing deferred compensation or other similar arrangements to employees and directors of the Company, any direct or indirect parent of the Company or any Subsidiary incurred in the ordinary course of business;
(20)    Indebtedness, Disqualified Stock and Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (20) and then outstanding, does not at any one time outstanding exceed the greater of (x) $200 million or (y) 12.0% of Consolidated Total Assets; and
(21)    Indebtedness, Disqualified Stock and Preferred Stock of any Restricted Subsidiary that is not a Guarantor, in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (21), does not at any one time outstanding exceed the greater of (x) $125 million and (y) 8.0% of Consolidated Total Assets.
(c)    For purposes of determining compliance with this Section 1011,

(1)    in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) above or is entitled to be incurred pursuant Section 1011(a), the Company, in its sole discretion, will classify or reclassify, or later divide, classify or reclassify (based on circumstances existing at the time of such reclassification), such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one or more of the above clauses; provided that all Indebtedness outstanding under the ABL Facility on the Issue Date will be deemed to have been incurred on such date in reliance on Section 1011(b)(1); and
(2)    at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 1011(a) and (b) without giving pro forma effect to the Indebtedness incurred pursuant to Section 1011(b) when calculating the amount of Indebtedness that may be incurred pursuant to Section 1011(a).
The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 1011.
(d)    For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or incurred (as determined by the Company), in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, as calculated at the relevant currency exchange rate in effect on such extension, replacement, refunding, refinancing, renewal or defeasance.
(e)    The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

SECTION 1012.  Liens. The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness on any asset or property of the Company or any Restricted Subsidiary now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:
(1)    in the case of Liens securing Subordinated Indebtedness, the Notes or the applicable Guarantee of a Guarantor, as the case may be, are secured by a Lien on such property or assets that is senior in priority to such Liens; and
(2)    in all other cases, the Notes or the applicable Guarantee of a Guarantor, as the case may be, are equally and ratably secured;
provided that any Lien which is granted to secure the Notes under this Section 1012 shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Notes.
SECTION 1013.  Limitations on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving an aggregate payments or consideration in excess of $25 million, unless
(1)    such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and
(2)    the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50 million, a Board Resolution adopted by the majority of the members of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above.
(b)    The foregoing provisions shall not apply to the following:
(1)    transactions between or among the Company or any of the Restricted Subsidiaries;
(2)    Restricted Payments (or transfers or issuances that would constitute Restricted Payments but for the exclusions from the definition thereof) that do not violate Section 1010 and the definition of “Permitted Investments” in Section 102;

(3)    transactions pursuant to compensatory, benefit and incentive plans and agreements with officers, directors, managers or employees of the Company or any of its Restricted Subsidiaries approved by a majority of the Board of Directors of the Company in good faith;
(4)    the payment of reasonable and customary fees and reimbursements paid to, and indemnities provided on behalf of, officers, directors, managers, employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary;
(5)    payments by the Company or any Restricted Subsidiary to one or more stockholders for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, and any customary indemnities related thereto, which payments are approved by a majority of the members of the Board of Directors;
(6)    payments of indemnification obligations to officers, managers and directors of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary to the extent required by the organizational documents of such entity or applicable law;
(7)    transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to such person from a financial point of view or meets the requirements of Section 1013(a)(1);
(8)    payments or loans (or cancellations of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary in the ordinary course of business consistent with past practice, and employment agreements, employee benefit plans, stock option plans, collective bargaining agreements and other compensatory or severance arrangements with such employees or consultants that are, in each case, approved by the Company in good faith;
(9)    any agreement, instrument or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect as compared to the applicable agreement as in effect on the Issue Date as reasonably determined by the Company in good faith, as evidenced by an Officers’ Certificate);
(10)    the existence of, or the performance by the Company or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (10) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Holders in any material respect than the terms of the original agreement in effect on the Issue Date as reasonably determined in good faith by the Company;
(11)    transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements), in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(12)    the issuance of Equity Interests (other than Disqualified Stock) of the Company to any director, manager, officer, employee or consultant of the Company or any direct or indirect parent company thereof;
(13)    sales of accounts receivable, or participations therein, in connection with any Receivables Facility;
(14)    transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests of the Company or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally; provided, however, that with regard to an issue of indebtedness of the Company or any of its Subsidiaries, such Affiliate holds no more than 15% of such issue;
(15)    any transaction in which the only consideration paid by the Company or any Restricted Subsidiary consists of Equity Interests (other than Disqualified Stock) of the Company;
(16)    transactions with any joint venture or special purpose entity engaged in a Similar Business; provided that all the outstanding ownership interests of such joint venture or special purpose entity are owned only by the Company, its Restricted Subsidiaries and Persons that are not Affiliates of the Company;
(17)    any merger, amalgamation, consolidation or reorganization of the Company with an Affiliate permitted under Article Eight;
(18)    any agreement that provides customary registration rights to the equityholders of the Company or any parent of the Company and the performance of such agreements;
(19)    transactions between the Company or any Restricted Subsidiary and any person that is an Affiliate of the Company or any Restricted Subsidiary solely because a director of such Person is also a director of the Company or any direct or indirect parent of the Company; provided that such director abstains from voting as a director of the Company or any direct or indirect parent, as the case may be, on any matter involving such other Person;
(20)    any contribution to the capital of the Company; and
(21)    intercompany transactions undertaken in good faith (as certified in an Officers’ Certificate) for the purpose of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture.
SECTION 1014.  Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a)
(1)    pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

(2)	pay any Indebtedness owed to the Company or any Restricted Subsidiary; or

(3)	make loans or advances to the Company or any Restricted Subsidiary; or

(b)	sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary;
except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1)	contractual encumbrances or restrictions in effect on the Issue Date;

(2)	this Indenture, the Notes, any Additional Notes permitted to be incurred under this Indenture and the Guarantees thereof;

(3)
purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (b) above on the property so acquired;

(4)	applicable law or any applicable rule, regulation or order;

(5)
any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6)
any encumbrance or restriction or any property at the time the property was acquired by the Company or a Restricted Subsidiary (but not created in connection therewith or in contemplation thereof) so long as the restriction applies solely to the property acquired;

(7)
contracts for the sale or disposition of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets pending the closing of such sale or disposition;

(8)	Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 1011 and 1012;

(9)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(10)	other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries permitted to be incurred after the Issue Date pursuant to Section 1011;

(11)
customary provisions in joint venture agreements, partnership agreements, limited liability organizational governance documents, asset sale agreements, sale and leaseback agreements and other similar agreements;

(12)	customary provisions contained in leases and other agreements entered into in the ordinary course of business;

(13)
encumbrances or restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrances or restricts restrict the transfer of assets subject to such security agreements or mortgages;

(14)
restrictions created in connection with any Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such restrictions are necessary or advisable, in the good faith determination of the Company, to effect such Receivables Facility;

(15)
restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary; and

(16)
any encumbrances or restrictions of the type referred to in clauses (a) and (b) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further, that with respect to contracts, instruments or obligations existing on the Issue Date, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such encumbrances and other restrictions than those contained in such contracts, instruments or obligations as in effect on the Issue Date.

For purposes of determining compliance with this Section 1014, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common shares shall not be deemed to be a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Company or a Restricted Subsidiary to other Indebtedness shall not be deemed a restriction on the ability to make loans or advances.
SECTION 1015.  Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. (a) The Company shall not permit any of its Restricted Subsidiaries to guarantee the payment of any Indebtedness of the Company or any other Guarantor unless:

(1)
such Restricted Subsidiary within 45 days executes and delivers a supplemental indenture to this Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company or any Guarantor, that is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes;

(2)
such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

(3)	such Restricted Subsidiary shall deliver to the Trustee an opinion of counsel to the effect that:

(a)	such Guarantee has been duly executed and authorized; and

(b)
such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity, provided that this Section 1015 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

(b)     The foregoing provisions shall not be applicable to:
(1)    guarantees of any Indebtedness of the Company or any other Guarantor, in an aggregate amount not to exceed $25 million; and
(2)    guarantees by one or more Restricted Subsidiaries that have Consolidated Total Assets totaling in the aggregate to less than $15 million in the aggregate.
SECTION 1016.  Change of Control. (a) If a Change of Control occurs, the Company shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, except to the extent the Company has elected to redeem the Notes as described in Article Eleven. Within 30 days following any Change of Control, except to the extent the Company has elected to redeem the Notes as described in Article Eleven, the Company will send notice of such Change of Control Offer electronically or by first class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the register of Holders with a copy to the Trustee, with the following information:
(1)    a Change of Control Offer is being made pursuant to Section 1016 and all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment;
(2)    the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
(3)    any note not properly tendered shall remain outstanding and continue to accrue interest;

(4)    unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;
(5)    Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6)    Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased; and
(7)    Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.
(b)    While the Notes are in global form and the Company makes a Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.
(c)    The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder or under the applicable securities laws and regulations of Canada or any province thereof to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
(d)    If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any other Person make a Change of Control Offer in lieu of the Company as described below, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such other Person will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption, subject to the right of

Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.
(e)    On the Change of Control Payment Date, the Company shall, to the extent permitted by law,
(1)    accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and
(3)    deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company.
(f)    The Paying Agent shall promptly mail to each Holder the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and deliver to each Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(g)    The Company shall not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption has been given for all of the Notes pursuant to Article Eleven, unless and until there is a default in payment of the applicable Redemption Price. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
(h)    The provisions of this Section 1016 may be waived or modified with written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.
SECTION 1017.  Asset Sales. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless:
(1)    the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

(2)    at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, that the amount of:
(a)    any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the Notes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed or repaid by the transferee of any such assets (or a third party on behalf of the transferee) and for which the Company or such Restricted Subsidiary has been validly released by all creditors in writing;
(b)    any securities, Notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale; and
(c)    any Designated Noncash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that has not previously been converted to cash, not to exceed the greater of (x) $100 million and (y) 6.0% of Consolidated Total Assets at the time of receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value;
shall be deemed to be cash for purposes of this Section 1017 and for no other purpose.
(b)    Within 450 days after any of the Company’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may, at its option, apply the Net Proceeds from such Asset Sale:
(1)    to permanently reduce:
(x)    Obligations under the ABL Facility or any other Senior Indebtedness, in each case, of the Company or any Guarantor and, in the case of Obligations under revolving credit facilities or other similar Indebtedness, to correspondingly permanently reduce commitments with respect thereto (other than Obligations owed to the Company or a Restricted Subsidiary); provided that if the Company or any Restricted Subsidiary shall so reduce Obligations under any Senior Indebtedness that is not Secured Indebtedness, the Company or such Guarantor shall, equally and ratably, reduce Obligations under the Notes by, at its option, (A) redeeming Notes if the Notes are then redeemable as provided in Article Eleven, (B) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest on the principal amount of Notes to be repurchased or (C) purchasing Notes through open market purchases in a manner that complies with this Indenture and applicable securities law, provided that the Company may not use the Net Proceeds to purchase Notes in an offer extended to all Holders, other than pursuant to (B) above; or
(y)    Indebtedness of a Restricted Subsidiary which is not a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary; or
(2)    to make an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties, (c) capital expenditures and (d) acquisitions of other assets, that in each of (a), (b), (c) and (d), are used or useful in a Similar Business or replace the businesses, properties and assets that are the subject of such Asset Sale; or
(3)    any combination of the foregoing.
(c)    Any Net Proceeds from any Asset Sale that are not invested or applied in accordance with Section 1017(b) within 450 days from the date of the receipt of such Net Proceeds will be deemed to constitute “Excess Proceeds”; provided that if during such 450-day period the Company or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) of the immediately preceding paragraph after such 450th day, such 450th day period will be extended with respect to the amount of Net Proceeds so committed until such Net Proceeds are required to be applied in accordance with such agreement (but such extension will in no event be for a period longer than 180 days) (or, if earlier, the date of termination of such agreement). When the aggregate amount of Excess Proceeds exceeds $150 million, the Company shall make an offer to all Holders and to holders of other Senior Indebtedness, if required by the terms of such Senior Indebtedness or at the option of the Company (other than with respect to Hedging Obligations) on a pro rata basis according to principal at maturity (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of Notes and such Senior Indebtedness that is an amount equal to at least $2,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Company shall commence an Asset Sale Offer with respect to Excess Proceeds by no later than the earlier of (i) the 20th Business Day after the date that Excess Proceeds exceed $150 million and (ii) the date the Company commences a similar offer with respect to any other series of notes, including the Existing Notes, by mailing or electronically sending the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to Excess Proceeds of $150 million or less.
(d)    To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Company shall select or cause to be selected the Notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds related to such Asset Sale Offer shall be reset at zero.
(e)    Pending the final application of any Net Proceeds pursuant to this Section 1017, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.
(f)    The procedures for an Asset Sale Offer shall be substantially the same as for a Change of Control Offer described under Section 1016. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder or under the applicable securities laws and regulations of Canada or any province thereof to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
(g)    If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed on a pro rata basis, by lot or by such other method as may be prescribed in DTC’s applicable procedures to the extent practicable; provided that no such Notes of $2,000 or less shall be purchased or redeemed in part.
(h)    Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes to be purchased or redeemed at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

(i)    A new Note in principal amount equal to the unredeemed or unpurchased portion of any Note redeemed or purchased in part shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption or purchase.
(j)    The provisions of this Section 1017 may be waived or modified with written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.
SECTION 1018.  Limitation on Sale and Lease-Back Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any property unless:
(1)    the Company or such Restricted Subsidiary would be entitled to (A) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction pursuant to Section 1011 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 1012; and
(2)    the Company applies the proceeds of such transaction in the manner required with respect to Net Proceeds under Section 1017.

SECTION 1019.  Termination of Covenants. (a) If on any date following the date of this Indenture:
(1)    the Notes have Investment Grade Ratings from both Rating Agencies; and
(2)    no Default or Event of Default shall have occurred and be continuing, then, beginning on that day (the “Covenant Termination Date”), the Company and its Restricted Subsidiaries will no longer be subject to the following provisions of this Indenture:
(A)    Section 801(a)(4);
(B)    Section 1010;
(C)    Section 1011;
(D)    Section 1013;
(E)    Section 1014;
(F)    Section 1015;
(G)    Section 1017; and
(H)    Section 1018

(b)    On the Covenant Termination Date, Section 1012 will be replaced by Section 1021.
(c)    The Company shall give the Trustee prompt (and in any event not later than five business days after the Covenant Termination Date) written notice of the Covenant Termination Date. In the absence of such notice, the Trustee shall assume the terminated covenants apply and are in full force and effect.
SECTION 1020.  Suspension of Covenants. (a) If on any date following the date of this Indenture:
(1)    the Notes have Investment Grade Ratings from both Rating Agencies; and
(2)    no Default or Event of Default shall have occurred and be continuing, then, beginning on that day (the “Covenant Suspension Date”), the term “Change of Control” in Section 1016 shall be replaced with the term “Change of Control Triggering Event.”

If on any subsequent date one or both Rating Agencies withdraw their Investment Grade Ratings or downgrade the ratings assigned to the Notes below an Investment Grade Rating, the foregoing covenant will be reinstated to include the term “Change of Control” as opposed to “Change of Control Triggering Event” as of and from the date of such rating withdrawal or decline (any such date, a “Reversion Date”). The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.”

The Company shall send written notice to the Trustee upon the commencement of any Suspension Period or the occurrence of any Reversion Date; provided that the failure to so notify the Trustee shall not be a default under this Indenture. The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes and shall have no duty to notify the Holders if the Notes achieve an Investment Grade Rating.

Notwithstanding that the foregoing suspended covenant may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of any actions taken by the Company or any Subsidiary (including, for the avoidance of doubt, any failure to comply with the foregoing suspended covenant) or other events that occurred during any Suspension Period (or upon termination of the Suspension Period or after that time arising out of events that occurred or actions taken during the Suspension Period), and the Company and any Subsidiary shall be permitted, without causing a Default or Event of Default or breach of any kind under this Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby.

SECTION 1021.  Restriction on Secured Debt. Beginning on the Covenant Termination Date, the Company shall not, nor shall the Company permit any Restricted Subsidiary to, directly or indirectly, issue, assume or guarantee any Indebtedness secured by a pledge, mortgage, security interest, lien or other encumbrance (pledges, mortgages, security interests, liens and other encumbrances are called “liens”) upon any Principal Property or upon any shares of capital stock or Indebtedness of any Significant Subsidiary (whether such Principal Property, shares or Indebtedness is now existing or owed or is hereafter created or acquired), without in any such case effectively providing that all of the Notes are secured equally and ratably. Notwithstanding the restrictions in the preceding sentence, the Company and the Restricted Subsidiaries shall be permitted to incur Indebtedness (i) secured by liens existing on the date this provision becomes effective and (ii) secured by liens otherwise prohibited by this Section 1021 which do not exceed 15.0% of Consolidated Total Assets measured at the date of incurrence of such lien.

ARTICLE ELEVEN

REDEMPTION OF NOTES
SECTION 1101.  Right of Redemption. Except as set forth in this Section 1101, the Company will not be entitled to redeem the Notes prior to February 1, 2023.
At any time prior to February 1, 2023, the Company may redeem all or a part of the Notes, upon not less than 15 but not more than 60 days’ prior notice mailed by first‑class mail to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the Redemption Date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.
From and after February 1, 2023, the Company may redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register at the Redemption Prices set forth in the table below, plus accrued and unpaid interest thereon, to, but not including, the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on February 1 of each of the years indicated below:

Year	Percentage
2023	102.688%
2024	101.344%
2025 and thereafter	100.000%

In addition, until February 1, 2023, the Company may, at its option, redeem up to 40% of the aggregate principal amount of the Notes (including any Additional Notes) issued by it under this Indenture at a Redemption Price equal to (i) 105.375% of the aggregate principal amount thereof, with an amount equal to or less than the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company, plus (ii) accrued and unpaid interest thereon to, but not including, the Redemption Date, subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date; provided that at least 60% of the sum of the aggregate principal amount of Notes originally issued under this Indenture on the Issue Date and the aggregate principal amount of any Additional Notes issued under the Indenture after the Issue Date remain outstanding immediately after the occurrence of each such redemption; and each such redemption occurs within 180 days of the date of closing of each such Equity Offering.
The Trustee shall select the Notes to be purchased in the manner described under Section 1104.
SECTION 1102.  Applicability of Article. Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.
SECTION 1103.  Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes pursuant to Section 1101 above shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.
SECTION 1104.  Selection and Notice by Trustee of Notes to Be Redeemed. If the Company is redeeming less than all of the Notes at any time, the Trustee shall select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed or (b) if such Notes are not so listed, on a pro rata basis, by lot or by such other method as may be prescribed by DTC’s applicable procedures to the extent practicable; provided that no such Notes of $2,000 or less shall be redeemed in part.
Notices of redemption or purchase shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 15 days but not more than 60 days before the Redemption Date to each Holder at such Holder’s registered address, except that notices of redemption may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. If any Note is to be redeemed or purchased in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed or purchased.

A new Note in principal amount equal to the unredeemed or unpurchased portion of any Note redeemed or purchased in part shall be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption or purchase become due and payable on the Redemption Date or the date fixed for purchase unless such redemption or purchase is conditioned on the happening of a future event. On and after the Redemption Date, unless the Company defaults in the payment of the Redemption Price, interest shall cease to accrue on the Note or portions thereof called for redemption, unless such redemption remains conditioned on the happening of a future event.
SECTION 1105.  Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 107 not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder to be redeemed.
All notices of redemption shall state:
(1)    the Redemption Date,
(2)    the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1106, if any,
(3)    if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,
(4)    in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,
(5)    that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 1106) shall become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon shall cease to accrue on and after said date,
(6)    the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,
(7)    the name and address of the Paying Agent,
(8)    that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,
(9)    the “CUSIP” number, ISIN or “Common Code” number and that no representation is made as to the accuracy or correctness of the “CUSIP” number, ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes, and

(10)    the paragraph of the Notes pursuant to which the Notes are to be redeemed.
Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided that no Opinion of Counsel shall be required in connection with the delivery of such notice of redemption.
In connection with any redemption of Notes (including with the net cash proceeds of an Equity Offering), any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including any related Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed.
SECTION 1106.  Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Notes which are to be redeemed on that date.
SECTION 1107.  Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to, but not including, the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to, but not including, the Redemption Date and such Notes shall be canceled by the Trustee; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 306.
If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.
SECTION 1108.  Notes Redeemed or Purchased in Part. Any Note which is to be redeemed or purchased only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed or unpurchased portion of the principal of the Note so surrendered.
ARTICLE TWELVE

GUARANTEES
SECTION 1201.  Guarantees. Each of the Guarantors hereby jointly and severally, irrevocably and unconditionally guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee for itself and on behalf of such Holder, that: (1) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitation set forth in Section 1204 hereof.
The Luxembourg Guarantor and the Company shall cause each direct and indirect Canadian Subsidiary existing on the Issue Date or subsequently organized (unless such Canadian Subsidiary does not provide a guarantee in connection with any Indebtedness of the Company or any Restricted Subsidiary and has total assets of less than $100,000) to jointly and severally, irrevocably and unconditionally guarantee, on a senior unsecured basis, the performance and full and punctual payment when due, whether at the Stated Maturity, by acceleration or otherwise, of all Obligations of the Company under this Indenture and the Notes, whether for payment of principal of, or interest on the Notes, expenses, indemnification or otherwise, on the terms set forth in this Indenture.
Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Guarantor.
Each of the Guarantors hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the

Guarantee of any such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee. Each of the Guarantors acknowledges that the Guarantee is a guarantee of payment, performance and compliance when due and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the other Guarantors to enforce such Person’s Guarantee without first proceeding against the Company or any Guarantor. Each of the Guarantors agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, any such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
If any Holder or the Trustee is required by any court or otherwise to return to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each Guarantor, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors further agrees that, as between each of the Guarantors, on the one hand, and the Holders and the Trustee on the other hand, (1) subject to this Article Twelve, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each of the Guarantors for the purpose of the Guarantee of such Person.
Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
SECTION 1202.  Severability. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.
SECTION 1203.  Restricted Subsidiaries. The Company shall cause any Restricted Subsidiary required to guarantee payment of the Notes pursuant to the terms and provisions of Section 1015 to (1) execute and deliver to the Trustee any amendment or supplement to this Indenture in accordance with the provisions of Article Nine of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under any Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on an unsecured senior basis and (2) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such amendment or supplement has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture. Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 1208, be deemed to refer to all Guarantors, including such Restricted Subsidiary. Such Guarantee shall be released in accordance with Section 802 and Section 1208.
SECTION 1204.  Limitation of Guarantors’ Liability. Each of the Guarantors, and by its acceptance hereof each Holder, confirms that it is the intention of all such parties that the guarantee by each such Person pursuant to its Guarantee (i) not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to the Guarantee, (ii) not be inconsistent with the provisions of its local law relating to corporate benefit, capital preservation, financial assistance or fraudulent conveyance, or (iii) not cause the directors of a Guarantor to contravene their fiduciary duties, incur civil or criminal liability or contravene any legal prohibition. To effectuate the foregoing intention, the Holders and each Guarantor (other than the Luxembourg Guarantor) hereby irrevocably agree that the Obligations of such Person under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Person and after giving effect to any collections from or payments made by or on behalf of any other Guarantor (other than the Luxembourg Guarantor) in respect of the obligations of such other Guarantor (other than the Luxembourg Guarantor) under its Guarantee or pursuant to this Section 1204, result in the obligations of each Guarantor under its Guarantee constituting such fraudulent transfer or conveyance; provided that this Section 1204 may not be effective to protect a Guarantee from being voided under fraudulent transfer or conveyance law, or may reduce the Guarantor’s Obligation to an amount that effectively makes its Guarantee worthless, and (ii) the Company agrees to pay to the Luxembourg Guarantor or cause the Luxembourg Guarantor (or such assignee or assignees as it may designate) to be paid, as consideration for such Guarantee for so long as any of the Notes are outstanding, a guarantee fee under a letter dated on or about the date of this Indenture between the Company and the Luxembourg Guarantor in relation to such guarantee fee.
SECTION 1205.  Contribution. In order to provide for just and equitable contribution among the Guarantors, each of the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other obligations of any Guarantor with respect to the Guarantee of such Person. For the purposes of this Article Twelve, the “Adjusted Net Assets” of such Person at any date shall mean the lesser of (1) the amount by which the fair value of the property of such Person exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Person at such date and (2) the amount by which the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Person, as they become absolute and matured.
SECTION 1206.  Subrogation. Each of the Guarantors shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 1201; provided, however, that, if an Event of Default has occurred and is continuing, none of the Guarantors shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.
SECTION 1207.  Reinstatement. Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 1201 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor.
SECTION 1208.  Release of a Guarantor. The Guarantee of a Guarantor shall automatically and unconditionally be released and discharged upon:
(1)    (A)    in the case of a Guarantor, the sale, disposition or other transfer (including through merger, amalgamation or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock following which such Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of such Guarantor (other than a sale, disposition or other transfer to a Restricted Subsidiary) if such sale, disposition or other transfer is permitted by the applicable provisions of this Indenture;

(B)    in the case of a Guarantor, the designation by the Company of such Guarantor as an Unrestricted Subsidiary in accordance with Section 1010 and the definition of “Unrestricted Subsidiary” set forth in Section 102;
(C)    in the case of a Guarantor, the release or discharge of such Guarantor from its guarantee of Indebtedness under the ABL Facility or the guarantee that resulted in the obligation of such Guarantor to guarantee the Notes, in each case, if such Guarantor would not then otherwise be required to guarantee the Notes pursuant Section 1015 (treating any guarantees of such Guarantor that remain outstanding as incurred at least 30 days prior to such release or discharge); or
(D)    the exercise by the Company of its Legal Defeasance option under Section 1302 hereof, or its Covenant Defeasance option under Section 1303 hereof, or if the Company’s Obligations under this Indenture are discharged in accordance with Section 401.
(2)    in the case of clause (1)(A) above, the release or discharge of such Guarantor from its guarantee, if any, of and all pledges and security, if any, granted by such Guarantor in connection with, the ABL Facility; and
(3)    such Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.
SECTION 1209.  Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to the Guarantees under this Article Twelve.
ARTICLE THIRTEEN

LEGAL DEFEASANCE AND COVENANT DEFEASANCE
SECTION 1301.  Company’s Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.
SECTION 1302.  Legal Defeasance and Discharge. Upon the Company’s exercise under Section 1301 of the option applicable to this Section 1302, each of the Company and the Guarantors shall be deemed to have been discharged from its respective obligations with respect to all Outstanding Notes and the Guarantees on the date the conditions set forth in Section 1304 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that each of the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same) and cure all existing Events of Default, except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of and premium, if any, and interest on such Notes when such payments are due solely out of the trust described in Section 1304, (2) the Company’s obligations with respect to such Notes under Sections 303, 304, 305, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the obligations of each of the Company and the Guarantors in connection therewith and (4) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Notes.
SECTION 1303.  Covenant Defeasance. Upon the Company’s exercise under Section 1301 of the option applicable to this Section 1303, each of the Company and the Guarantors shall be released from its respective obligations under any covenant contained in Sections 801, 802 and in Sections 1005, 1006, 1007 and 1009 through and including 1018 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(4), 501(5) and 501(6) and, with respect to only any Significant Subsidiary and not the Company, Section 501(7), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.
SECTION 1304.  Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Notes:
(1)    The Company shall irrevocably have deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Thirteen applicable to it), in trust, for the benefit of the Holders, (A) cash in U.S. dollars, (B) non-callable Government Securities, or (C) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, the principal of, premium, if any, and interest due on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable); provided that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such Government Securities to said payments with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;
(2)    in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,
(A)    the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
(B)    since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    in the case of Legal Defeasance or Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in Canada reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, Holders who are not residents of Canada will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such Legal Defeasance or Covenant Defeasance, as applicable, and will only be subject to Canadian federal, provincial or territorial income tax and other taxes on the same amounts, in the same manner and at the same times as would have been the case had if such Legal Defeasance or Covenant Defeasance, as applicable, had not occurred;

(5)    no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;
(6)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any Credit Facility or any other material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; and
(7)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable by reason of the making of a notice of redemption or otherwise, (B) will become due and payable within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
SECTION 1305.  Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the “Qualifying Trustee”) pursuant to Section 1304 in respect of the Outstanding Notes shall be held in trust and applied by the Qualifying Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Qualifying Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or Government Securities need not be segregated from other funds except to the extent required by law.
The Company shall pay and indemnify the Qualifying Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.
Anything in this Article Thirteen to the contrary notwithstanding, the Qualifying Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Securities held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Qualifying Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

SECTION 1306.  Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and each Guarantor’s obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 1305; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

MASONITE INTERNATIONAL CORPORATION
By:
/s/ Russell T. Tiejema
Name: Russell T. Tiejema
Title: Executive Vice President and Chief Financial Officer

0993477 B.C. Unlimited Liability Company

By:
/s/ Joanne M. Freiberger
Name: Joanne M. Freiberger
Title: Vice President and Treasurer

Crown Door Corporation

By:
/s/ Joanne M. Freiberger
Name: Joanne M. Freiberger
Title: Vice President and Treasurer

MASONITE LUXEMBOURG S.à.r.l

By:
/s/ Richard R. Drouin
Name: Richard R. Drouin
Title: Director and Authorized Signator

Wells Fargo Bank, National Association, as Trustee

by:
/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

Rule 144A / Regulation S / IAI Appendix

PROVISIONS RELATING TO NOTES
1.    Definitions.
1.1    Definitions.
For the purposes of this Appendix the following terms shall have the meanings indicated below:
“Definitive Note” means a certificated Original Note, Initial Note or Additional Note bearing, if required, the appropriate restricted Notes legend set forth in Section 2.3(e).
“Depositary” means The Depository Trust Company, its nominees and their respective successors.
“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.
“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.
“Initial Notes” means the Company’s Senior Notes Due 2028 issued on July 25, 2019.
“Notes” means the Initial Notes and Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.
“Notes Custodian” means the custodian with respect to a Global Notes (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.
“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2    Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Notes”	2.1(a)
“IAI Global Note”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)

2.    The Notes.
2.1    (a)  Form and Dating. The Notes shall be issued by the Company in accordance with Section 204 of this Indenture. The Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Notes may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”); Notes initially resold to IAIs shall be issued initially in the form of one or more global Notes in definitive, fully registered form (collectively, the “IAI Global Note”); and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more global Notes in definitive, fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the global Notes legend and the applicable restricted Notes legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Regulation S Global Note, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note or an IAI Global Note only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Note, certification (and, if requested by the Company, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act) that the interest in the Regulation S Global Note is being transferred to

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an “accredited investor” under the Securities Act that is an institutional accredited investor acquiring the Notes for its own account or for the account of an institutional accredited investor.
Beneficial interests in Regulation S Global Notes or IAI Global Notes may be exchanged for interests in Rule 144A Global Notes if the transferor of the beneficial interest in the Regulation S Global Note or the IAI Global Note, as applicable, first delivers to the Trustee the assignment form substantially in the form included in Exhibit 1 hereto.
Beneficial interests in Regulation S Global Notes and Rule 144A Global Notes may be exchanged for an interest in IAI Global Notes if the transferor of the Regulation S Global Note or Rule 144A Global Note, as applicable, first delivers to the trustee a written certificate substantially in the form of Exhibit 2 hereto (and, if requested by the Company, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act).
Beneficial interests in a Rule 144A Global Note or an IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee the assignment form substantially in the form included in Exhibit 1 hereto to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144.
The Rule 144A Global Note, the IAI Global Note and the Regulation S Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.
(b)    Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.
The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be held by the Trustee as custodian for the Depositary.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

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(c)    Definitive Notes. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.
2.2    Authentication.  The Trustee shall: (1) on the Issue Date and the Issue Date, authenticate and deliver Notes in an aggregate principal amount specified in the applicable written order of the Company pursuant to Section 204 of this Indenture, (2) at any time and from time to time after the execution and delivery of this Indenture, in accordance with Article Two, at the direction of Company Order, credit the DTC participant accounts as directed and make such confirmations as are required by the Company in order for the Company may issue Notes pursuant to the existing Global Notes, and (3) authenticate and deliver any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 204 of this Indenture, with such a written order signed by two Officers or by one Officer who is the Treasurer of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 311 of this Indenture, shall certify that such issuance is in compliance with Section 1011 of this Indenture.
2.3    Transfer and Exchange. (a)    Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(x)	to register the transfer of such Definitive Notes; or

(y)	to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:
(i)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
(ii)    if such Definitive Notes are required to bear a restricted Notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
(A)    if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
(B)    if such Definitive Notes are being transferred to the Company, a certification to that effect; or

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(C)    if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).
(b)    Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, an IAI Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
(i)    certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI (and, if requested by the Company, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act) or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Note; and
(ii)    written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Note (in the case of a transfer pursuant to clause (b)(1)(B)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, IAI Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, IAI Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, IAI Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes, IAI Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the

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Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Note, IAI Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.
(c)    Transfer and Exchange of Global Notes.
(i)    The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.
(ii)    If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
(iii)    Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(iv)    In the event that Global Note is exchanged for Definitive Notes to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.
(d)    Legend.
(i)    Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES

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ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) IN A PRINCIPAL AMOUNT AT MATURITY OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT), OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

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Each Definitive Note shall also bear the following additional legend:
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THE INDENTURE REQUIRES TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
(ii)    Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).
(e)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.
(f)    No Obligation of the Trustee.
(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

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(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
2.4    Definitive Notes.
(a)    A Global Note deposited with the Depositary or with the Trustee as Notes Custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note and the Depositary fails to appoint a successor Depositary or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor Depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing and the Noteholders request such transfer and exchange or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.
(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee located at its principal corporate trust office, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted Notes legend and definitive Notes legend set forth in Exhibit 1 hereto.
(c)    Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(d)    In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Company expressly acknowledges, with

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respect to the right of any Holder to pursue a remedy pursuant to this Indenture, including pursuant to Section 507, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

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EXHIBIT 1
to Rule 144A / Regulation S / IAI Appendix

[FORM OF FACE OF NOTE]
[Global Notes Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[[FOR REGULATION S GLOBAL NOTE ONLY] [UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]
[Restricted Notes Legend]
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A

TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) IN A PRINCIPAL AMOUNT AT MATURITY OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT), OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.
[Definitive Notes Legend]
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THE INDENTURE REQUIRES TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

CUSIP No. [ ]
No. [ ]    $____
Senior Notes Due 2028
MASONITE INTERNATIONAL CORPORATION, a British Columbia corporation, promises to pay to CEDE & CO. or registered assigns, the principal sum of ________ Dollars on February 1, 2028 (or such other amount as may be increased or decreased on the “Schedule of Increases or Decreases in Global Note” attached hereto).
Interest Payment Dates: semiannually in arrears on February 1 and August 1 of each year.
Record Dates: January 15 and July 15.
Additional provisions of this Note are set forth on the other side of this Note.

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Dated:

MASONITE INTERNATIONAL CORPORATION
By
Name:
Title:

4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes referred to in the Indenture.
By
Authorized Signatory

Date:

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[FORM OF REVERSE SIDE OF NOTE]
Senior Note Due 2028
1.    Principal and Interest.
The Company will pay the principal of this Note on February 1, 2028.
The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 5.375% per annum, which shall accrue from the most recent date to which interest has been paid on any Notes or, if no interest has been paid on any Notes, from July 25, 2019; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date.
Interest will be payable semi-annually on February 1 and August 1 of each year (each, an “Interest Payment Date”) to the Holders of record of the Notes (or any Predecessor Notes) at the close of business on the immediately preceding January 15 and July 15 of each year (each, a “Regular Record Date”), commencing on [___________________].
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(a)    Any amount (whether of principal or interest) not paid when due hereunder (whether at the stated maturity, by acceleration or otherwise) shall bear interest, to the extent permitted by law (after as well as before judgment), payable on demand, at the rate that would otherwise be applicable thereto from and including the date of such non-payment to but excluding the date on which such amount is paid in full. Notwithstanding the foregoing, if any Interest Payment Date, the maturity date or any earlier required repurchase date falls on a day that is not a Business Day, the required payment shall be made on the next succeeding day that is a Business Day, and no interest on such payment shall accrue in respect of the delay. If a regular record date is not a Business Day, the record date shall not be affected.
(b)    In no event shall the interest rate on the Notes exceed the highest lawful rate permitted by applicable law.
(c)    The Company or a calculation agent to be appointed by the Company will calculate the amount of interest payable from time to time under the Notes.
2.    Method of Payment.
The Company will pay interest (except defaulted interest) on the principal amount of this Note at the close of business on February 1 and August 1 of each year to the Persons who are Holders (as reflected in the Note Register at the close of business on January 15 and July 15 immediately preceding the Interest Payment Date), in each case, even if this Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that,

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with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after February 1, 2028.
The Company will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal (premium, if any) and interest by its check payable in such money. The Company may pay interest on this Note either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.
3.    Paying Agent and Note Registrar.
Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.
4.    Indenture.
The Company issued the Notes under an Indenture dated as of July 25, 2019 (the “Indenture”), among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.
The Notes are unsecured senior obligations of the Company. The Indenture does not limit the aggregate principal amount of the Notes.
5.    Redemption.
Except as set forth below, the Company will not be entitled to redeem the Notes prior to February 1, 2023.
At any time prior to February 1, 2023, the Company may redeem all or a part of the Notes, upon not less than 15 but not more than 60 days’ prior notice mailed by first‑class mail to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the Redemption Date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

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From and after February 1, 2023, the Company may redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register at the Redemption Prices set forth in the table below, plus accrued and unpaid interest thereon to, but not including the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on February 1 of each of the years indicated below:

Year	Percentage
2023	102.688%
2024	101.344%
2025 and thereafter	100.000%

In addition, until February 1, 2023, the Company may, at its option, redeem up to 40% of the aggregate principal amount of the Notes (including any Additional Notes) issued by it under the Indenture at a Redemption Price equal to (i) 105.375% of the aggregate principal amount thereof, with an amount equal to or less than the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company, plus (ii) accrued and unpaid interest thereon to, but not including, the Redemption Date, subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date; provided that at least 60% of the sum of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date and the aggregate principal amount of any Additional Notes issued under the Indenture after the Issue Date remain outstanding immediately after the occurrence of each such redemption; and each such redemption occurs within 180 days of the date of closing of each such Equity Offering.
6.    Repurchase upon a Change of Control and Asset Sales.
Upon the occurrence of (a) a Change of Control (or a Change of Control Triggering Event, as applicable), each Holder will have the right to require that the Company purchase such Holder’s outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase and (b) an Asset Sale, the Company may be obligated to make offers to purchase Notes and Senior Indebtedness of the Company with a portion of the Net Proceeds of such Asset Sales at a Redemption Price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.
7.    Denominations; Transfer; Exchange.

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The Notes are in registered form without coupons and only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.
8.    Persons Deemed Owners.
A registered Holder may be treated as the owner of a Note for all purposes.
9.    Unclaimed Money.
If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.
10.    Defeasance Prior to Redemption or Maturity.
If the Company irrevocably deposits, or causes to be deposited, with the Trustee, in trust, for the benefit of the Holders, (A) cash in U.S. dollars, (B) non-callable Government Securities, or (C) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, the principal of, premium, if any, and interest due on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable), the Company will be discharged from certain covenants set forth in the Indenture.
11.    Amendment; Supplement; Waiver.
Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.
12.    Restrictive Covenants.
The Indenture contains certain covenants, including covenants with respect to the following matters: (i) Restricted Payments; (ii) incurrence of Indebtedness and Issuance of

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Disqualified Stock; (iii) Liens; (iv) transactions with Affiliates; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; (vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) merger and certain transfers of assets; (viii) purchase of Notes upon a Change in Control; and (ix) disposition of proceeds of Asset Sales. Within 120 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.
13.    Successor Persons.
When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.
14.    Remedies for Events of Default.
If an Event of Default (other than an Event of Default specified in Section 501(6) of the Indenture), as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately. If a bankruptcy or insolvency default with respect to the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) occurs and is continuing, the Notes automatically become immediately due and payable. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee indemnity or security against any loss, liability or expense. Subject to certain restrictions, the Holders of a majority in principal amount of the Outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.
15.    Guarantees.
The Company’s obligations under the Notes are fully, irrevocably and unconditionally guaranteed on an unsecured senior basis, to the extent set forth in the Indenture, by each of the Guarantors.
16.    Authentication.
This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.
17.    Abbreviations.

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Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
18.    CUSIP Numbers.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
20.    Governing Law.
THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Masonite International Corporation, 201 North Franklin Street, Suite 300, Tampa, Florida 33602, Attention: General Counsel.
Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

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ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint ___________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
to the Company; or

(1)	pursuant to an effective registration statement under the Securities Act of 1933; or

(2)
inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

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(5)
    to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements relating to the transfer of this Note (the form of which can be obtained from the Trustee) and, if requested by the Company, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note (following such decrease or increase)	Signature of authorized officer of Trustee or Notes Custodian

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OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 1016 or 1017 of the Indenture, check the box:
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1016 or 1017 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT 2
to Rule 144A / Regulation S / IAI Appendix

Form of
Transferee Letter of Representation
MASONITE INTERNATIONAL CORPORATION
201 North Franklin Street, Suite 300
Tampa, Florida 33602

In care of
Wells Fargo Corporate Trust ― DAPS REORG
600 Fourth St, 7th Fl
Minneapolis, MN 55415
Phone: 800-344-5128
Fax: 866-969-1290
DAPSREORG@WELLSFARGO.COM

Ladies and Gentlemen:
This certificate is delivered to request a transfer of $_________ principal amount of the Senior Notes Due 2028 (the “Notes”) of MASONITE INTERNATIONAL CORPORATION, a British Columbia corporation (the “Company”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name:________________________
Address:______________________
Taxpayer ID Number:____________
The undersigned represents and warrants to you that:
1.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
2.    We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the

Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to a person who is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act (“Rule 144A”), in a transaction meeting the requirements of Rule 144 under the Securities Act (if available), outside the United States to a non-U.S. person in a transaction meeting the requirements of Rule 904 under the Securities Act, to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Notes of $250,000, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel, if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (i) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an to “qualified institutional buyer” within the meaning of Rule 144A, an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes, or a non-U.S. persons (as defined in Regulation S under the Securities Act), and each case not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (i) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:___________________________,

by: _____________________________________

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EXHIBIT A

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 20__, between __________________ (the “Guaranteeing Subsidiary”), a subsidiary of MASONITE INTERNATIONAL CORPORATION (or its permitted successor), a British Columbia corporation (the “Company”) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company and the existing Guarantors (as defined in the Indenture referred to herein) have heretofore executed and delivered to the Trustee an indenture, dated as of July 25, 2019, (the “Indenture”) providing for the issuance of Senior Notes Due 2028 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article Twelve thereof.
3.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, any Successor Company or any Guarantor (other than in the case of stockholders of any Guarantor, the Company, Successor Company or another Guarantor) shall have any liability for any obligations of the Company, Successor Company or the Guarantors under the Notes, the Guarantees and the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy (which may be provided via facsimile or other electronic transmission) shall be an original, but all of them together represent the same agreement.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: _______________, 20___
[GUARANTEEING SUBSIDIARY]

By: _______________________________
    Name:
    Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By: _______________________________
Name:
Title:

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EXHIBIT B

INCUMBENCY CERTIFICATE
The undersigned, ____________, being the ____________ of ____________ (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of July 25, 2019, among the Company, the Guarantors and Wells Fargo Bank, National Association.

Name	Title	Signature
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the ____ day of ________, 20__.
_____________________________
Name:
Title: